UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☒ Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a–12

UR-ENERGY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
Fee computed on table below per Exchange Act Rules 14a–6(i)(1) and 0–11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0–11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0–11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

UR-ENERGY INC.

10758 West Centennial Road, Suite 200

Littleton, Colorado 80127

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 6, 2024

To the Shareholders of Ur-Energy Inc.:

The Annual and Special Meeting of Shareholders of Ur-Energy Inc. (the “Company”), will be held in person at the Hampton Inn & Suites, 7611 Shaffer Parkway, Littleton, Colorado 80127 on Thursday, June 6, 2024 at 1:00 p.m. Mountain Time to receive the audited consolidated financial statements of the Company for the year ended December 31, 2023, together with the report from the auditors thereon, and for the purpose of considering and voting upon proposals to:

1.	Elect seven (7) directors, each to serve until the next annual meeting of shareholders of the Company or until their successors are elected and appointed;

2.	Re-appoint PricewaterhouseCoopers LLP, Chartered Professional Accountants, as the independent auditors of the Company and to authorize the directors to fix the remuneration of the auditors;

3.	Approve, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers (“say-on-pay”); and

4.	Transact such other business as may lawfully come before the meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors recommends a vote “FOR” each of the seven director nominees and “FOR” Proposals 2 and 3. The Board of Directors has fixed the close of business on April 9, 2024, as the record date for determination of the shareholders entitled to vote at the meeting and any adjournment(s) or postponement(s) thereof. This Notice of Annual and Special Meeting of Shareholders and related proxy materials are first being distributed or made available to shareholders beginning on or about April 23, 2024.

We cordially invite you to attend the Annual and Special Meeting of Shareholders either in person or to listen by toll-free access as described in the Management Proxy Circular. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please refer to your proxy card and the Management Proxy Circular for more information on how to vote your shares at the Meeting and return your voting instructions as promptly as possible.

Important Notice Regarding Availability of Proxy Materials for the 2024 Annual and Special Meeting of Shareholders: The attached Management Proxy Circular, proxy card or voter information form, and the Company’s Annual Report to Shareholders (including financial statements) for the fiscal year ended December 31, 2023 are available at www.envisionreports.com/URGQ2024 or can be found at https://www.ur-energy.com.

Thank you for your support.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ John W. Cash, Chairman

i

MANAGEMENT PROXY CIRCULAR

SOLICITATION OF PROXIES	1
APPOINTMENT OF PROXIES	1
VOTING INSTRUCTIONS	2
REVOCATION OF PROXIES	3
VOTING AND DISCRETION OF PROXIES	3
COMMON SHARES ENTITLED TO VOTE	3
VOTES REQUIRED	4
QUORUM	4
RIGHTS OF DISSENT	4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5
PARTICULARS OF MATTERS TO BE ACTED UPON	6
Proposal No. 1: Election of Directors	6
Proposal No. 2: Re-Appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as our Independent Auditors and Approval for the Directors to Fix the Remuneration of the Auditors	10
Proposal No. 3: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers	11
MANAGEMENT	12
COMPENSATION PROGRAM	13
EXECUTIVE COMPENSATION	22
EQUITY INCENTIVE PLANS	24
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	28
COMPENSATION OF DIRECTORS	31
PAY RATIO CHIEF EXECUTIVE OFFICER COMPENSATION TO MEDIAN EMPLOYEE COMPENSATION	33
PAY VERSUS PERFORMANCE	34
REPORT OF THE AUDIT COMMITTEE	38
STATEMENT OF CORPORATE GOVERNANCE PRACTICES	39
INDEBTEDNESS OF DIRECTORS AND OFFICERS	50
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	50
HOUSEHOLDING	51
ACCOMPANYING FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE	51
ANNUAL REPORT TO SHAREHOLDERS	52
SHAREHOLDER PROPOSALS	52
AVAILABILITY OF DOCUMENTS	52
OTHER MATTERS	52
APPROVAL	52

ii

UR-ENERGY INC.

10758 West Centennial Road, Suite 200

Littleton, Colorado 80127

MANAGEMENT PROXY CIRCULAR ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS JUNE 6, 2024

SOLICITATION OF PROXIES

This Management Proxy Circular (the “Circular”) is furnished in connection with the solicitation by the management of Ur-Energy Inc. (“we,” “us,” the “Company” or “Ur-Energy”) of proxies for use at the annual and special meeting of shareholders of the Company (the “Meeting”) to be held in person at the Hampton Inn & Suites, 7611 Shaffer Parkway, Littleton, Colorado 80127 on Thursday, June 6, 2024 commencing at 1:00 p.m. Mountain Time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting (the “Notice”). The solicitation will be primarily by mail, but proxies may also be solicited personally or by telephone by directors, officers, employees, or representatives of the Company. All costs of solicitation will be borne by the Company. This Circular and related proxy materials are first being distributed or made available to shareholders beginning on or about April 23, 2024. The information contained herein is given as at April 9, 2024, unless otherwise indicated.

We plan to hold our annual meeting in person on June 6, 2024. We will continue our practice of allowing shareholders to listen to the meeting online or by telephone. To better facilitate travel and expense relating to the Meeting we will again permit our out-of-town directors and other Meeting participants whose physical presence at the Meeting is not essential attend and participate in the Meeting via teleconference.

Shareholders who might otherwise attend in person may instead listen to the Meeting in real-time by calling toll-free 888‑506-0062 (international: 973-528-0011) and use participant code 742834 and/or logging on to https://agm.issuerdirect.com/urg. Additionally, shareholders who have questions they would like to pose at the Meeting may send those questions to our Corporate Secretary in advance of the Meeting at legaldept@Ur‑Energy.com.  Please include your name and return email address when you convey your questions. We believe that these procedures will facilitate the opportunity for our shareholders to gather with us in person, while providing many of the benefits of a virtual-only meeting and minimizing the costs of a virtual meeting.

As set forth below, if you are a registered shareholder and wish to vote the day of the Meeting or are a proxy appointee voting the day of the Meeting, you must do so in person.

All dollar amounts in this Circular are in U.S. dollars, except where indicated otherwise. On April 9, 2024, the exchange rate of Canadian currency in exchange for United States currency, as reported by the Bank of Canada, was US$1.00 = C$1.3578.

This Circular, the proxy card or voter information form, and the Company’s Annual Report (including financial statements) for the fiscal year ended December 31, 2023, are available at https://www.ur-energy.com.

 APPOINTMENT OF PROXIES

The persons named in our form of proxy as proxyholders are Ur-Energy’s Chairman and Chief Executive Officer, John W. Cash, and our Corporate Secretary, Penne A. Goplerud. Each shareholder has the right to appoint a person other than the persons named in the form of proxy, who need not be a shareholder of the Company, to represent such shareholder at the Meeting or any adjournment thereof. Such right may be exercised by inserting such person’s name in the blank space provided in the form of proxy and striking out the other names or by completing another proper form of proxy.

1

VOTING INSTRUCTIONS

Registered Shareholders

There are two methods by which registered shareholders (“Registered Shareholders”), whose names are shown on the books or records of the Company as owning common shares no par value of the Company (“Common Shares”), can vote their Common Shares at the Meeting either in person at the Meeting or by proxy. Should a Registered Shareholder wish to vote in person at the Meeting, the Registered Shareholder should attend the Meeting where his or her vote will be taken and counted. Although we are making a toll-free number available to listen to the Meeting, if you wish to vote the day of the Meeting, you must do so in person. Should the Registered Shareholder not wish to attend the meeting or not wish to vote in person, his or her vote may be cast by proxy through one of the methods described below and the Common Shares represented by the proxy will be voted or withheld from voting, in accordance with the instructions as indicated in the form of proxy, on any ballot that may be called for, and if a choice was specified with respect to any matter to be acted upon, the shares will be voted accordingly.

A Registered Shareholder may vote by proxy by using one of the following methods: (i) the paper form of proxy to be returned by mail or delivery; (ii) by Internet; or (iii) by telephone. The methods of using each of these procedures are as follows:

Voting by Mail. A Registered Shareholder may vote by mail or delivery by completing, dating and signing the form of proxy and depositing it with Computershare Investor Services Inc. (the “Transfer Agent”) using the envelope provided or by mailing it to Computershare Investor Services Inc., Attention: Proxy Department, 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1 or to the Corporate Secretary of the Company at 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127 for receipt no later than 11:59 p.m. (ET) on Monday, June 3, 2024, or if the Meeting is adjourned, by no later than 1:00 p.m. Mountain Time on the last business day preceding the reconvened Meeting.

Voting by Internet. A Registered Shareholder may vote by Internet by accessing the following website:  www.envisionreports.com/URGQ2024, and going to “vote now.” When you log on to the site you will be required to input a control number as instructed on the form of proxy. Please see additional information on the form of proxy.  Registered Shareholders may vote by Internet for receipt no later than 11:59 p.m. (ET) on Monday, June 3, 2024, or if the Meeting is adjourned, no later than 1:00 p.m. Mountain Time on the last business day preceding the reconvened Meeting.

Voting by Telephone. A Registered Shareholder may vote by telephone by calling the toll-free number 1‑866-732-8683 from a touch tone phone. When you telephone you will be required to input a control number as instructed on the form of proxy. Please see additional information on the form of proxy. Registered Shareholders may vote by telephone for receipt no later than 11:59 p.m. (ET) on Monday, June 3, 2024, or if the Meeting is adjourned, no later than 1:00 p.m. Mountain Time on the last business day preceding the reconvened Meeting.

Voting by mail or the Internet are the only methods by which a Registered Shareholder may choose an appointee other than the management appointees named on the proxy and must be completed by the Registered Shareholder or by an attorney authorized in writing or, if the Registered Shareholder is a corporation or other legal entity, by an authorized officer or attorney.

Non-Registered Shareholders (Beneficial Owners)

If you hold shares through a broker, bank or other nominee, you will receive material from that firm asking how you want to vote and instructing you of the procedures to follow in order for you to vote your shares. If the nominee does not receive voting instructions from you, it may vote only on proposals that are considered “routine” matters under applicable rules. Each of the proposals at the Meeting, other than Proposal No. 2, are “non-routine” matters and therefore an intermediary holding shares for a beneficial owner will not have the authority to vote on those matters in the absence of instructions from the beneficial owner. A nominee’s inability to vote on some proposals because it lacks discretionary authority to do so is commonly referred to as a “broker non‑vote.” Broker non-votes are not counted in the tabulation of votes cast on a particular proposal and therefore will not have an effect on the approval of that proposal.

2

Notice and Access

We distribute our proxy materials to shareholders via the Internet under the “Notice and Access” approach permitted by rules of the SEC. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On or before April 23, 2024, we mailed a Notice of Internet Availability of Proxy Materials to participating shareholders, containing instructions on how to access the proxy materials on the Internet to vote your shares over the Internet or by telephone. You will not receive a printed copy of the proxy materials unless you request them. If you would like to receive a printed copy of our proxy materials, including a printed proxy card on which you may submit your vote by mail, then you should follow the instructions for obtaining a printed copy of our proxy materials contained in the Notice of Internet Availability of Proxy Materials.

REVOCATION OF PROXIES

A shareholder who has given a proxy has the power to revoke it as to any matter on which a vote shall not already have been cast pursuant to the authority conferred by such proxy and may do so (i) by delivering another properly executed proxy bearing a later date and depositing it as aforesaid, including within the prescribed time limits noted above; (ii) by depositing an instrument in writing revoking the proxy executed by the shareholder or by the shareholder’s attorney authorized in writing (A) at our head office with the Corporate Secretary at 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127 at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or (B) with the Chair of the Meeting, prior to its commencement, on the day of the Meeting, or at any adjournment thereof; (iii) by attending the Meeting in person and so requesting; or (iv) in any other manner permitted by law.

If you hold your shares through a broker, bank, or other nominee, you must follow their instructions to revoke your initial proxy vote or to otherwise vote at the Meeting.

VOTING AND DISCRETION OF PROXIES

On any ballot that may be called for, the shares represented by proxies in favor of the persons named by management of the Company will be voted in the manner identified in the proxy, in each case in accordance with the instructions of the shareholder. In the absence of any instructions on the proxy, it is the intention of the persons named by management in the form of proxy to vote

(1)	FOR the election of each and all of management’s nominees as directors;

(2)	FOR the re-appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as our independent auditors and the authorization of the directors to fix the remuneration of the auditors;

(3)	FOR the advisory vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers; and

(4)	In accordance with management’s recommendations with respect to amendments or variations of the matters set out in the Notice or any other matters which may properly come before the Meeting.

The form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations of the matters identified in the Notice or any other matters that may properly come before the Meeting. As at the date of this Circular, management of the Company knows of no such amendments, variations or other matters that may properly come before the Meeting other than the matters referred to in the Notice.

COMMON SHARES ENTITLED TO VOTE

As at April 9, 2024, the authorized capital of the Company consisted of an unlimited number of Common Shares, of which 281,626,324 Common Shares were issued and outstanding, and an unlimited number of Class A Preference Shares, issuable in series, of which none has been issued. A holder of record of Common Shares at the close of business on April 9, 2024 (the “Record Date”) is entitled to one vote for each Common Share held by the shareholder. In accordance with the Canada Business Corporations Act, the Company will prepare a list of holders of Common Shares on the Record Date. Each holder of Common Shares named in the list at the close of business on the Record Date will be entitled to vote the Common Shares shown opposite his or her name on the list at the Meeting.

3

VOTES REQUIRED

The directors nominated for election pursuant to Proposal No. 1 will be elected by plurality vote, meaning that the seven nominees who receive the most votes, whether in person or by proxy, will be elected. Broker non‑votes will have no effect on the election of Directors. Pursuant to the Canada Business Corporations Act, any director who fails to receive a majority of the votes cast will be required to tender their resignation, subject to limited legal exceptions and timelines. See “Statement of Corporate Governance – Majority Voting,” below.

With respect to Proposal No. 2, the affirmative vote of a majority of the votes cast at the meeting (either in person or by proxy) will be required for approval.

With respect to Proposal No. 3, the affirmative vote of a majority of the Common Shares present at the meeting (either in person or by proxy) and entitled to vote on this matter will be required for approval. Broker non‑votes will have no effect on the vote on Proposal No. 3. Because your vote on this proposal is advisory, it will not be binding on the Board of Directors or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

QUORUM

The presence, in person or by proxy, of two shareholders holding not less than 10% of the Common Shares entitled to vote as of the Record Date constitutes a quorum for the transaction of business at the Meeting. In the event there is not a quorum present to approve any proposals at the time of the Meeting, the Meeting shall be adjourned to a date no less than seven days later than the scheduled Meeting date in order to permit further solicitation of proxies. The scrutineer will treat Common Shares represented by a properly signed and returned proxy as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

RIGHTS OF DISSENT

Pursuant to the Canada Business Corporations Act, there are no rights of dissent in respect of the resolutions to be voted on by the shareholders at this Meeting.

4

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

As of April 9, 2024, our Record Date, we had 281,626,324 Common Shares issued and outstanding, and 4,766,676 stock options which may be exercised currently or within the sixty (60) days following April 9, 2024.

Name of Holder	Number of Common Shares of Ur-Energy	Percentage of Issued and Outstanding Common Shares of Ur-Energy

Directors and Named Executive Officers (1)(2)
W. William Boberg (3)	1,493,486	*
John W. Cash	1,046,954	*
Rob Chang	570,067	*
Elmer W. Dyke	0	*
James M. Franklin(3)	811,445	*
Penne A. Goplerud	942,718	*
Steven M. Hatten	776,133	*
Gary C. Huber	805,418	*
Thomas H. Parker	824,232	*
John Paul Pressey	0	*
Ryan S. Schierman(1)	483	*
Roger L. Smith	1,201,201	*
Kathy E. Walker	795,594	*
Directors and executive officers, as a group (13 persons)	9,267,731	3.29%

___________________________

*	Less than one percent

(1)	Address for each director and executive officer: 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127.

(2)

The beneficial ownership shown for all holders in this table represents Common Shares and all options which may be exercised currently or within sixty (60) days following April 9, 2024. For our Directors and executive officers, this represents the following: Boberg (1,036,991 Common Shares, 456,495 options); Cash (458,184 Common Shares, 588,770 options); Chang (73,572 Common Shares, 496,495 Options); Franklin (666,133 Common Shares, 145,312 options); Goplerud (412,895 Common Shares, 529,823 options); Hatten (303,977 Common Shares, 472,156 options); Huber (308,923 Common Shares, 496,495 options); Parker (327,737 Common Shares, 496,495 options); Smith (613,061 Common Shares, 588,140 options); and Walker (299,099 Common Shares, 496,495 options). Additionally, Mr. Schierman holds 483 Common Shares at the Record Date. As of the Record Date, April 9, 2024, neither Mr. Dyke nor Mr. Pressey currently hold any Common Shares or options of the Company. At the Record Date, the number of the Company’s Common Shares beneficially owned by all of the Directors and executive officers as a group and entitled to be voted at the meeting is 4,501,055.

(3)	Of the shares identified, Mr. Boberg holds 118,796 Common Shares jointly with his wife. Of the Common Shares identified as being held by Dr. Franklin, Franklin Geosciences holds 50,000 Common Shares.

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of the Company’s Common Shares as of April 9, 2024, by each person (other than the Directors and executive officers of the Company) who owned of record, or was known to own beneficially, more than 5% of the outstanding voting shares of our Common Shares.

5

Name of Holder	Number of Common Shares of Ur-Energy	Percentage of Issued and Outstanding Common Shares of Ur-Energy

Major Shareholders
Azarias Capital Management L.P.(1)	14,419,099	5.42%
CQS (UK) LLP(2)	14,006,553	5.27%
Global X Management Company LLC(3)	14,150,996	5.32%
MMCAP International Inc. SPC(4)	23,742,647	9.32%

(1)	Azarias Capital Management L.P. filed a Schedule 13G dated January 23, 2024, indicating holdings at December 31, 2023 of 14,419,099 Ur-Energy Common Shares, representing 5.42% of the Company’s Common Shares.

(2)

CQS (UK) LLP filed a Schedule 13G dated February 26, 2024, indicating holdings at December 31, 2023, of 14,006,553 Ur-Energy Common Shares, representing 5.27% of the Company’s Common Shares. The Section 13G filing was calculated and filed based upon Ur‑Energy Common Shares issued and outstanding at October 26, 2023 of 265,989,118 Common Shares.

(3)	Global X Management Company LLC filed a Schedule 13G dated February 14, 2024, indicating holdings at December 31, 2023 of 14,150,996 Ur-Energy Common Shares, representing 5.32% of the Company’s Common Shares.

(4)

MMCAP International Inc. SPC filed a Schedule 13G dated February 13, 2024, indicating holdings at December 31, 2023 of 23,742,647 Ur-Energy Common Shares as between itself and its affiliate MM Asset Management Inc. Additionally, the filing reports the ownership of warrants exercisable for the purchase of up to 9,557,500 Common Shares. The warrants include a beneficial ownership limitation that would preclude exercise of the Warrants if, as a result of the exercise, the holder’s share ownership would exceed 9.99% of the Company’s outstanding Common Shares. The Section 13G filing was calculated and filed based upon Ur-Energy Common Shares issued and outstanding at October 26, 2023 of 265,989,118 Common Shares.

PARTICULARS OF MATTERS TO BE ACTED UPON

Proposal No. 1:  Election of Directors

The articles of the Company provide that the Board of Directors of the Company (the “Board of Directors” or the “Board”) shall consist of a minimum of one and a maximum of ten directors, the number of which will be seven as elected at the Meeting. Election of directors will be conducted on an individual basis, and will include John W. Cash, Rob Chang, Elmer W. Dyke, Gary C. Huber, Thomas H. Parker, John Paul Pressey, and Kathy E. Walker. As discussed below in “Statement of Corporate Governance - Majority Voting,” each Director must receive a majority of the votes cast (in person or by proxy) as to his or her election or will be required to submit his or her resignation subject to the provisions of the Canada Business Corporations Act (“CBCA”) and related regulations.

Nominees: Each of the seven persons named above is a nominee for election as a director at the Meeting for a term of one year or until his or her successor is elected and qualified. Each of the nominees is currently serving as a Director of the Company. Messrs. Pressey and Dyke were recently named to the Board and have not yet stood for election by our shareholders. Each of the other nominees was elected to the Board of Directors at the last annual meeting of shareholders. Management does not anticipate that any of the nominees for election as directors will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the persons named in the form of proxy reserve the right to vote for another nominee in their discretion or for the election of only the remaining nominees.

The Board of Directors has delegated to the Corporate Governance and Nominating Committee the responsibility for reviewing and recommending nominees for director, in conjunction with the Chairman of the Board, Mr. Cash. The Board determines which candidates to nominate or appoint, as appropriate, after considering the recommendation of the Corporate Governance and Nominating Committee.

Certain of our Directors have historically and do currently serve on boards of directors of other companies. We view this to be beneficial to the Company, provided there is no conflict of interest, nor restrictions on time which are disadvantageous to our Board’s interests. Current service on the boards of other public companies is set forth, below, under “Service on Additional Boards.” The Company believes that service on other boards allows for broader experience and expertise which benefits the individual and the companies served, including Ur-Energy. None of our Directors sits on more than three public company boards or, alternatively, is the CEO of a public company and sits on the board of more than two public companies besides the one for which he/she is the CEO (i.e., none of our directors is “overboarded”).

6

Qualifications:  In evaluating a director candidate, the Corporate Governance and Nominating Committee considers the candidate’s independence, character, business experience, industry-specific experience including technical expertise, corporate governance skills and abilities, training and education, a history of personal and professional achievement and leadership; commitment to performing the duties of a director, and other skills, abilities, or attributes that fill specific needs of the Board or its committees. Each nominee brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas, including natural resources exploration and development, mining operations, nuclear energy, executive management, board service, corporate governance, finance, financial markets, employment, and international business. These varied and substantial backgrounds, skills, and qualifications, as described in more detail below, and the contributions of each to the development and current operations of the Company as described below under the heading “Board Composition” led the Corporate Governance and Nominating Committee and the Board of Directors to the conclusion that each of the nominees should serve as a Director for the coming year.

Recommendation of Ur-Energy’s Board of Directors

The Board of Directors recommends that the shareholders vote FOR the election of all of the named nominees for director and, unless a shareholder gives instructions on the proxy card to the contrary, the proxies named thereon intend to so vote.

John W. Cash, 51, M.Sc.	Chairman of the Board, President and CEO

Mr. Cash was appointed Chairman of the Board of Directors of Ur-Energy in 2022, after having been named Chief Executive Officer and President of the Company. Cash joined Ur-Energy in 2007 and was appointed as Vice President Regulatory Affairs in 2011. He led the permitting and licensure of both the Lost Creek and Shirley Basin uranium mines, while managing the environmental, health and safety (“EHS”) and geology departments and contributing to the development and growth of the Company. During his tenure with Ur-Energy, Mr. Cash has gained a well-deserved reputation for developing impactful industry solutions related to water management, EPA aquifer exemptions, technical design, and environmental matters. Mr. Cash has nearly 30 years of diverse experience in the uranium industry, from which he has acquired broad-reaching expertise in exploration, EHS including radiation safety, regulatory and legislative affairs, and uranium recovery operations, as well as extensive management experience. He is a respected industry leader and has served as a past president of the Uranium Producers of America.

Prior to joining Ur-Energy, Mr. Cash worked for established uranium mining companies, including BHP, Rio Algom Mining, and Crow Butte Resources, a subsidiary of Cameco, in various roles in mineral exploration, as Operations Superintendent and EHS Manager. As Operations Superintendent, Mr. Cash managed all aspects of wellfield production and plant processing at the 800,000 lbs. U3O8 per year Crow Butte ISR facility. Mr. Cash is a Fellow of the inaugural World Nuclear Summer Institute. Mr. Cash received B.Sc. and M.Sc. degrees in Geology and Geophysics from the University of Missouri-Rolla.

The Board of Directors has concluded that Mr. Cash is well qualified and should serve as a director of the Company on the basis of his contributions to the Company since 2007, as an employee, executive officer and most recently as Chief Executive Officer, President and Chairman of the Board of Directors since 2022. Additionally, the Board of Directors believes that Mr. Cash’s lengthy tenure and diverse expertise in the uranium industry will continue to benefit the Board.

Rob Chang, 46, MBA	Director, Chair of Treasury & Investment Committee

Mr. Chang has 26 years of experience in the financial services industry and has been a sought-after expert in uranium markets. An experienced senior executive, he currently sits on the boards of publicly traded mineral resource companies. He is the Co-Founder and Chief Executive Officer of Gryphon Digital Mining currently, while his past roles include serving as the Managing Director and Head of Metals & Mining at Cantor Fitzgerald where he provided research coverage in precious metals, base metals, lithium, and uranium. He is well familiar with the uranium mining industry and is considered a subject matter expert by several media outlets. He was recognized by Bloomberg as the “Best Precious Metals Analyst” in Q1 2016. Mr. Chang has frequently been quoted by and been a regular guest of several media outlets including Bloomberg, Reuters, CNBC, and the Wall Street Journal. Mr. Chang previously served as a Director of Research and Portfolio Manager at Middlefield Capital, a Canadian investment firm which managed $3 billion in assets. He was also on a five-person multi-strategy hedge fund team where he specialized in equity and derivative investments. Mr. Chang completed his MBA at the University of Toronto’s Rotman School of Management. Mr. Chang also serves as a director on the boards of Fission Uranium Corp. (since April 2018) and Shine Mineral Corp. (since November 2018).

7

The Board of Directors has concluded that Mr. Chang is well qualified and should serve as a director of the Company on the basis of his contributions to the Board since 2018, and his extensive knowledge of the financial markets and financial services industry, as well as his knowledge of the uranium mining industry.

Elmer W. Dyke, 60, B.A.	Director

Elmer Dyke is a recognized global leader in the commercial and government nuclear industry with over 35 years’ experience. Mr. Dyke has a Bachelor of Arts Degree in International Political Economy from Davidson College and served as a U.S. Army Officer for 13 years. Mr. Dyke’s professional career includes a tenure with the U.S. Department of State during which he directed international security programs, including nuclear nonproliferation and high technology projects and was detailed to the Departments of Defense and Commerce. Mr. Dyke has worked within global firms NAC International and Booz Allen Hamilton where he served as an expert on nuclear nonproliferation, strategy and nuclear fuel cycle. More recently, Mr. Dyke filled senior executive roles at Centrus Energy Corporation, a global nuclear fuel supplier and technical services provider. At Centrus Energy and in prior executive roles, Mr. Dyke led strategic planning and business development, financial performance, and risk management for the businesses. Currently, Mr. Dyke leads New Horizons Nuclear Associates, LLC, a global nuclear consulting firm he formed in 2022. Mr. Dyke is intimately involved with the entire nuclear fuel cycle and has served terms on the board of directors of the World Nuclear Association and the U.S. Nuclear Industry Council.

The Board of Directors has concluded that Mr. Dyke is well qualified and should continue to serve as a director of the Company, because of his role as a leader in the global nuclear fuel sector, and his extensive experience serving as an executive in several nuclear energy-related businesses, as well as his experience serving on the boards of directors of significant industry organizations.

Gary C. Huber, 72, PhD, P.Geo	Director, Chair of Corporate Governance and Nominating Committee

Dr. Huber is a mining executive with decades of natural resources experience. Previously, Dr. Huber served as a director for Ur‑Energy during 2007. Dr. Huber returned to serve as a director for Ur-Energy in 2015. In the interim, Dr. Huber served as President and CEO of Neutron Energy, Inc. (2007-2012), a privately held uranium company which was conducting project feasibility analyses as well as permitting of two uranium mines and a mill complex. Dr. Huber is the founder, in 2006, and managing member of Rangeland E&P, LLC, a private company established for oil and gas exploration. Dr. Huber served as an independent director of Gold Resource Corporation, a precious metal mining company. He was chairman of its audit committee and a member of the compensation committee. He also served as an independent director of Capital Gold Corp., a gold mining company with operations in Mexico, and served on its audit and corporate governance committees. Dr. Huber was one of the founders of Canyon Resources Corporation in 1979, initially for uranium exploration and subsequently transitioned to precious metal and industrial mineral exploration and production. From 1979 to 2006 with Canyon Resources, he served in various capacities, including as director, chief financial officer, vice president of finance, treasurer, and secretary. He also served as the president and chief executive officer of CR Minerals Corporation, an industrial minerals production subsidiary of Canyon Resources, from 1987 to 1998. Dr. Huber holds a PhD in geology with a minor in mineral economics from Colorado School of Mines. He is a fellow of the Society of Economic Geologists, where he previously served as the chairman of its audit and investment committees; and a member of the Society for Mining, Metallurgy and Exploration, where he previously served as the chairman of the audit committee. Dr. Huber served as a director and treasurer of The Society of Independent Professional Earth Scientists, a not-for-profit professional group. He also has served as President of the Society of Independent Earth Scientists Foundation, which awards scholarships to undergraduate and graduate students majoring in the earth sciences fields. Dr. Huber formerly was a director of the Denver Gold Group, a not-for-profit industry association for publicly traded precious metal companies. Dr. Huber is a Utah registered Professional Geologist.

The Board of Directors has concluded that Dr. Huber is well qualified and should serve as a director of the Company on the basis of his contributions to the Company as a director (in 2007, and since his return to the Board in 2015), and because of his extensive mining industry experience including in areas of natural resources development and mining operations, and executive management and finance, developed by serving as an executive officer and director of publicly-traded natural resource companies.

8

Thomas H. Parker, 81, M.Eng., P.E.	Lead Director, Chair of Audit Committee

Mr. Parker has worked extensively in senior management positions in the mining industry, having begun his career in the mining industry more than 55 years ago. Mr. Parker is a mining engineer graduate from South Dakota School of Mines, with a Master’s Degree in Mineral Engineering Management from Penn State. Mr. Parker was President and CEO, and a director of U.S. Silver Corporation until his retirement in 2012.  Prior to that, Mr. Parker was President and CEO of Gold Crest Mines, Inc., before which he was the President and CEO of High Plains Uranium, Inc., a junior uranium mining company acquired by Energy Metals in 2007. Mr. Parker also served for 10 years as Executive Vice President of Anderson and Schwab, a management consulting firm. Prior to Anderson and Schwab, Mr. Parker held many executive management positions including with Costain Minerals Corporation, ARCO, Kerr McGee Coal Corporation and Conoco. He also has worked in the potash, limestone, talc, coal, and molybdenum industries and has extensive experience working in Niger, France, and Venezuela.

The Board of Directors has concluded that Mr. Parker is well qualified and should serve as a director of the Company on the basis of his contributions to the Company as a director since 2007 and, for the past 10 years serving as our Lead Director, as well as his more than 55 years in the mining industry, including vast operational and executive management experience.

John Paul (JP) Pressey, 50, Bachelor of Commerce, Chartered Professional Accountant	Director

John Paul Pressey had a nearly three-decade long career in the assurance practice at PricewaterhouseCoopers LLP, with 16 years as a partner. With a Bachelor of Commerce degree from the University of Alberta, Mr. Pressey is a Chartered Professional Accountant with extensive experience working with U.S. and Canadian publicly traded companies in the mining industry, and other industries including manufacturing, utilities, and alternative energy. His experience includes acquisitions and capital markets transactions, working with clients to identify and implement practical business solutions to accounting, audit and financial issues. Well-respected for his ethics and integrity, Mr. Pressey spent six years at PricewaterhouseCoopers as its Assurance Leader for British Columbia, overseeing all aspects of PricewaterhouseCoopers’s assurance results and operations for that Province. Mr. Pressey has significant experience presenting to and working with boards of client companies and has facilitated sessions at the Institute for Corporate Directors.

The Board of Directors has concluded that Mr. Pressey is well qualified and should continue to serve as a director of the Company because of his expertise in finance, accounting and audit matters, and extensive experience working with publicly traded companies to implement business plans, including working with and presenting to the boards of directors of those client companies.

Kathy E. Walker, 65, MBA	Director, Chair of Compensation Committee

Ms. Walker is the founder and CEO of the eKentucky Advanced Manufacturing Institute, a high-tech workforce training center. She is also the CEO of Elm Street Resources Inc., an energy marketing company. Both companies are based in Painstville, Kentucky. She brings more than 35 years of experience in various energy, financial, and manufacturing related business endeavors to our Board. Ms. Walker holds an MBA from Xavier University. Prior to starting Elm Street Resources, she served as Secretary and Controller of Agip Coal, USA, a subsidiary of the Italian National Energy Agency ENI. Ms. Walker, former Chair of the Morehead State University Board of Regents, was a founder and board member of First Security Bank, Lexington, Kentucky and of Great Nations Bank, Norman, Oklahoma. She is a member of several regional economic development boards.

The Board of Directors has concluded that Ms. Walker is well qualified and should serve as a director of the Company based on her contributions to the Company as a director since 2017, and because of her extensive energy-related business experience including in areas of sales and marketing, and executive management and finance expertise, developed by serving as an executive officer and director of various entities.

9

Proposal No. 2:  Re-Appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as our Independent Auditors and Approval for the Board of Directors to Fix the Remuneration of the Auditors

Appointment of Auditor

The Audit Committee selected and has recommended the independent accounting firm of PricewaterhouseCoopers LLP, Chartered Professional Accountants, with respect to the audit of our financial statements for the year ended December 31, 2024. At the Meeting, it is proposed to re-appoint PricewaterhouseCoopers LLP, Chartered Professional Accountants, as auditors of the Company, to serve until the next annual meeting of shareholders with their remuneration to be fixed by the Board of Directors.

We expect that our Audit Partner from PricewaterhouseCoopers LLP will participate in our Meeting virtually, online or by telephone.

Independent Accountant Fees and Services

PricewaterhouseCoopers LLP, Chartered Professional Accountants, and its affiliates, have been the auditors of Ur‑Energy since December 2004. The fees accrued for audit and audit-related services performed by PricewaterhouseCoopers LLP, Chartered Professional Accountants, in relation to our financial years ended December 31, 2023 and 2022, paid and shown below in C$, were as follows:

	December 31, 2023	December 31, 2022
Audit fees (1)	$280,340	$255,730
Audit-related fees (2)	$38,092	$39,590
All other fees (3)	$16,724	$5,202
Total	$335,156	$300,522

(1)	Audit fees consist of professional services for the audit of our annual consolidated financial statements and review of our quarterly consolidated financial statements.
(2)	Audit-related fees include assurance and related services that are reasonably related to financing activities, if any, and our shelf registration and at-market sales agreement.
(3)	All other fees include fees related to products and services provided by PricewaterhouseCoopers LLP, Chartered Professional Accountants. No tax compliance, tax advice, or tax planning services were provided by PricewaterhouseCoopers LLP, Chartered Professional Accountants during either 2023 or 2022.

Audit Committee’s Pre-Approval Practice

All services reflected in the preceding table for 2023 and 2022 were pre-approved in accordance with the policy of the Audit Committee of the Board of Directors

It is proposed to approve an ordinary resolution to re-appoint the firm of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as auditors of the Company to hold office until the close of the next annual meeting of shareholders or until PricewaterhouseCoopers LLP is removed from office or resigns, and to authorize the Board of Directors of the Company to fix the remuneration of PricewaterhouseCoopers LLP as auditors of the Company.

Recommendation of Ur-Energy’s Board of Directors

The Board of Directors recommends that the shareholders vote FOR the re-appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, and to authorize the Board of Directors of the Company to fix the remuneration of PricewaterhouseCoopers LLP as auditors and, unless a shareholder gives instructions on the proxy card to the contrary, the proxies named thereon intend to so vote.

The approval of Proposal No. 2 requires the approval of a majority of the votes cast by shareholders (either in person or by proxy) at the Meeting.

10

Proposal No. 3:  Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

In accordance with SEC rules, our shareholders will be asked at the Meeting to cast a non-binding advisory vote on the compensation of our Named Executive Officers as disclosed in this Circular, including the disclosures under “Compensation Program” and “Executive Compensation” and the compensation tables and related narrative disclosure. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Circular.

We conducted a similar advisory vote in 2023 and approximately 75% of the votes cast were in favor of the compensation of our Named Executive Officers. This vote is advisory, which means that its outcome is not binding on the Company, the Board of Directors, or the Compensation Committee of the Board of Directors.

The Compensation Committee and the Board of Directors believe that our compensation policies and procedures are effective in achieving our goals and will continue to be as we complete the return to steady state commercial production at Lost Creek and build out our second uranium recovery facility, Shirley Basin. As described under “Compensation Program” our compensation program is designed to motivate executive officers and employees to achieve pre-determined objectives without taking excessive risks; provide competitive base salary compensation and benefit programs to attract and retain highly qualified executives and employees; encourage an ownership mentality; and, fundamentally, to support the achievement of results. We believe that the Company’s compensation program, with its balance of (i) competitive salary ranges; (ii) short-term incentives (including cash bonus awards and performance conditions for such awards), (iii) long-term incentives (including equity awards of stock options and restricted share units which vest over varied periods of two to three years), and (iv) share ownership guidelines for executive officers, encourages and rewards sustained performance that is aligned with long-term shareholder interests.

Shareholders are encouraged to read both “Compensation Program” and “Executive Compensation” sections below, as well as the compensation tables and related narrative disclosure.

We are continuing our practice of having an annual say-on-pay advisory vote, so the next advisory vote will occur at our annual meeting in 2025.

Shareholders will be asked to approve the following ordinary resolution (the “Advisory Vote on Named Executive Officer Compensation”) at the Meeting:

BE IT RESOLVED THAT the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Management Proxy Circular for this annual and special meeting of shareholders, including the “Compensation Program” and “Executive Compensation” sections and the compensation tables and related narrative disclosure.

Recommendation of Ur-Energy’s Board of Directors

The Board of Directors recommends that shareholders vote FOR approval of the Advisory Vote on Named Executive Officer Compensation Resolution.

The approval of the advisory vote on Proposal No. 3 requires the affirmative vote of a majority of the Common Shares present at the meeting (either in person or by proxy). Although the advisory vote is non-binding, the Board will review the results of the vote and will take the results of the vote into account in determinations concerning executive compensation.

11

MANAGEMENT

Identification of Executive Officers

John W. Cash, 51, M.Sc.	Chief Executive Officer, President and Chairman of Board

Mr. Cash was appointed Chairman of the Board of Directors of Ur-Energy in 2022, after having been named Chief Executive Officer and President of the Company. Cash joined Ur-Energy in 2007 and was appointed as Vice President Regulatory Affairs in 2011. He led the permitting and licensure of both the Lost Creek and Shirley Basin uranium mines, while managing the environmental, health and safety (“EHS”) and geology departments and contributing to the development and growth of the Company. During his tenure with Ur-Energy, Mr. Cash has gained a well-deserved reputation for developing impactful industry solutions related to water management, EPA aquifer exemptions, technical design, and environmental matters. Mr. Cash has nearly 30 years of diverse experience in the uranium industry, from which he has acquired broad-reaching expertise in exploration, EHS including radiation safety, regulatory and legislative affairs, and uranium recovery operations, as well as extensive management experience. He is a respected industry leader and has served as a past president of the Uranium Producers of America.

Prior to joining Ur-Energy, Mr. Cash worked for established uranium mining companies, including BHP, Rio Algom Mining, and Crow Butte Resources, a subsidiary of Cameco, in various roles in mineral exploration, as Operations Superintendent and EHS Manager. As Operations Superintendent, Mr. Cash managed all aspects of wellfield production and plant processing at the 800,000 lbs. U3O8 per year Crow Butte ISR facility. Mr. Cash is a Fellow of the inaugural World Nuclear Summer Institute. Mr. Cash received B.Sc. and M.Sc. degrees in Geology and Geophysics from the University of Missouri-Rolla.

Roger L. Smith, 66, CPA, MBA, CGMA	Chief Financial Officer and Chief Administrative Officer

Mr. Smith has 35 years of mining and manufacturing experience including finance, accounting, IT, ERP and systems implementations, mergers, acquisitions, audit, tax, and public and private reporting in international environments. Mr. Smith served as Ur-Energy’s Chief Financial Officer and Vice President Finance, IT and Administration until May 2011, when he assumed the title and responsibilities of Chief Administrative Officer as well as Chief Financial Officer. Mr. Smith joined the Company in May 2007, after having served as Vice President, Finance for Luzenac America, Inc., a subsidiary of Rio Tinto PLC and Director of Financial Planning and Analysis for Rio Tinto Minerals, a division of Rio Tinto PLC, from September 2000 to May 2007. Mr. Smith has also held such positions as Vice President Finance, Corporate Controller, Accounting Manager, and Internal Auditor with companies such as Vista Gold Corporation, Westmont Gold Inc., and Homestake Mining Corporation. He has a Master of Business Administration and Bachelor of Arts in Accounting from Western State Colorado University, Gunnison, Colorado.

Steven M. Hatten, 60, B.Sc.	Chief Operating Officer

Steven M. Hatten was named Ur-Energy Chief Operating Officer in October 2022. Mr. Hatten had served as Vice President Operations for the Company since 2011. Prior to that, Mr. Hatten was Ur-Energy’s Engineering Manager from 2007 to 2010 and Director of Engineering and Operations from 2010 to 2011. He has 30 years of experience in uranium production with a strong background in in situ recovery uranium design and operations. He previously worked as a Project Engineer for Power Resources, Inc., Manager, Wellfield Operations for Rio Algom Mining Corp., and Operations Manager at Cameco’s Smith Ranch – Highland Facility. Mr. Hatten has a Bachelor of Science in Petroleum Engineering from Texas Tech University.

Penne A. Goplerud, 62, JD	General Counsel & Corporate Secretary

Ms. Goplerud has 30 years of diverse legal experience in general corporate matters, natural resources transactions and complex litigation. She was named General Counsel and Corporate Secretary of the Company in 2011, having joined Ur‑Energy as its Associate General Counsel in 2007. While in private practice, she represented clients in complex litigation, arbitration and mediation involving mining, oil and gas, commercial and corporate disputes, securities, and environmental law. She also counseled business clients and represented clients in the negotiation of business transactions. Prior to joining Ur-Energy, much of Ms. Goplerud’s practice focused on natural resources work in the U.S. and abroad. Ms. Goplerud obtained her JD from the University of Iowa College of Law.

12

Ryan S. Schierman, 38, M.Sc.	Vice President Regulatory Affairs

Ryan Schierman joined Ur-Energy in March 2024 as its Vice President Regulatory Affairs. Prior to joining Ur-Energy, Mr. Schierman held numerous positions in management, most recently at Fluor/Idaho Environmental Coalition, contractors to the U.S. Department of Energy, at the Idaho Cleanup Project. Mr. Schierman has also held several positions in the uranium recovery industry, gaining expertise in regulatory relations and compliance, licensing, and environmental health and safety. As the Wyoming Uranium Recovery Program Manager (2015-2020), Mr. Schierman was critical in assisting Wyoming to become the 38th US Nuclear Regulatory Commission Agreement State, the first ever partial agreement for material solely at uranium recovery operations. Mr. Schierman earned a B.S. in Environmental Science from Brigham Young University, a M.Sc. in Health Physics from Idaho State University, and is a Certified Health Physicist.

COMPENSATION PROGRAM

We are a “smaller reporting company” as defined by SEC regulations. As a result, we are not required to include a comprehensive Compensation Discussion and Analysis in this Circular. We are providing, voluntarily, certain of the information that would typically be contained in a Compensation Discussion and Analysis section in an effort to provide our shareholders with additional information regarding our executive compensation policies, practices, and plans, and in order to provide context for your consideration of our advisory ‘say on pay’ proposal.

Compensation Program

We believe that the caliber and commitment of our executive officers are critical to our continued success and performance, and the overall commitment of all our employees. The Compensation Committee reviews and makes recommendations to the Board with respect to the overall approach to compensation for all our employees, and specifically with respect to our executive officers, including the Chief Executive Officer, and the remuneration of directors.

Because of the relative size of our executive team in 2023, we are providing disclosure with respect to all our then-serving executives as named executive officers for 2023 (“Named Executive Officers” or “NEOs”):

·	John W. Cash, Chief Executive Officer and President;
·	Roger L. Smith, Chief Financial Officer and Chief Administrative Officer;
·	Steven M. Hatten, Chief Operating Officer; and
·	Penne A. Goplerud, General Counsel and Corporate Secretary.

We maintain a compensation program in which both performance and compensation are routinely evaluated. Further, we maintain a program in which (a) pay for performance is supported by a significant percentage of executive pay being at risk (~62% of CEO compensation; ~54% of other executive officers); (b) executive officers are motivated to create shareholder value through a number of components in our program including our stock option plan; (c) performance by all employees is evaluated, with executive officers’ short-term incentive bonus awards being more closely aligned to performance on corporate objectives (60%) based upon the greater opportunity, and responsibility, to shape corporate performance (hourly and non-managerial staff bonuses are more heavily weighted to their personal objectives) with generally 80% of an executive’s long-term incentive is based upon stock options; (d) certain defined thresholds must be reached as a minimum level of performance, typically 50% of the target (or, a score of 2 on our 1-4 scale), before eligibility for payout on any objective and, by contrast, short-term incentive bonuses are effectively capped, as the maximum level of performance for each objective is typically set at 150% of the target (or, a score of 4 on our 1-4 scale); (e) reasonable salaries and overall compensation packages are based upon regularly updated compensation surveys and ongoing review of peer comparators’ practices; (f) compliance with executive share ownership guidelines is routinely monitored; (g) we have no multi-year contracts with executive employees; our employment agreements with executive officers protect proprietary information, and contacts with personnel obtained while employed with the Company, and do not subject the Company to excessive severance obligations; (h) we do not permit repricing of stock options; (i) our employees, including executives, are not permitted to hedge their beneficially-held Company’s shares; (j) our executive officers are not permitted to pledge the Common Shares of the Company that they hold; and (k) we have adopted a clawback policy which applies to all executives, all as discussed further below.

13

Our compensation program is designed to effectively link compensation to performance as demonstrated by the completion by our executive officers of corporate and personal objectives that are designed to drive creation of shareholder value. The Compensation Committee believes that it is important to maintain a defined connection between achievements and compensation payout. The Committee has thoughtfully reviewed the metrics and priorities most appropriately used to establish and maintain that connection. In doing so, the following has been considered:

·	the selection of corporate and personal objectives that are measurable and tied to shareholder value creation, which is fundamental to our success as a company;
·	executive officers should be evaluated and paid based on performance and achievement of both corporate and personal objectives; and
·	executive officers should have a clear understanding of how their performance and the achievement of pre-determined objectives may influence their compensation.

The objectives of our compensation program are to support the achievement of results; motivate executive officers to achieve pre-determined objectives without taking excessive risks; provide competitive compensation and benefit programs to attract and retain highly qualified executives; and encourage an ownership mentality, which is further augmented through share ownership guidelines for all executive officers.

Our compensation program continues to follow the same progression throughout the year:

·

Setting Objectives: Establishment of department and overall corporate objectives, followed by personal objectives, in conjunction with the approved budget, and additional guidance from management set the stage for our year ahead.

·

LTIP Awards to Incentivize: As a part of setting objectives, and “looking ahead,” the Compensation Committee recommends, and the Board considers and approves the annual grant of stock options and RSUs and other share units or commons shares available to grant under the RSU&EI Plan to those eligible for consideration. See “Equity Incentive Plans,” below.

·

Performance Review: Annually, in the first quarter, we review our performance during the past year, initially with a determination of performance to corporate objectives (reviewed by the Compensation Committee and our Board). The performance of staff is reviewed; executive officers are evaluated by the Chief Executive Officer and the Compensation Committee; and the Chief Executive Officer is evaluated by the Compensation Committee and the Board of Directors. Based upon these performance assessments, bonuses are determined and awarded, in the discretion of the Compensation Committee and Board. See further discussion under “Short Term Incentive Plan” below.

·

COLA and Salary Reviews: Cost-of-living adjustments to salaries are typically considered mid-year when best data are available. Periodically, and at least annually in recent years, salary surveys are completed, with staff salaries adjusted to the findings of the survey, as necessary.

Compensation Structure

Our compensation program consists of base salary, short- and long-term incentives, and other perquisites. The components of total direct compensation relate to performance as follows:

14

Employment Agreements with Named Executive Officers

We have employment agreements with each of our named executive officers. The agreements contain standard employment provisions, as well as salary, entitlement to a short-term incentive, cash, bonus to be determined in the discretion of the Board, and statements of eligibility for Company benefits (e.g., health and wellness benefits, paid time off, 401(k) plan), and our equity compensation plans (stock option and RSU&EI plans). The agreements also provide for post-termination obligations of the executives (one-year non-solicitation provisions applicable to all executive officers; and one-year non-competition provisions in the agreements of Messrs. Hatten and Cash).

Post-termination obligations of the Company with respect to the executive officers, including in an event of change of control, are discussed and summarized below under the heading “Potential Payments Upon Termination or Change of Control.” The Compensation Committee reviews the employment agreements of and compensation program for the executive officers on a periodic basis.

Objectives to be Met Through “Pay Mix”

The compensation program is designed to provide motivation and incentives to our executive officers and employees with a view toward enhancing shareholder value and successfully implementing our corporate objectives. The compensation program accomplishes this by rewarding performance that is designed to create shareholder value. The portion of variable, at-risk, performance-based compensation is commensurate to an executive officer’s or employee’s position and increases as their respective level of responsibility increases. See also “2022 Independent Review of Compensation Program.” Further, the mix and structure of compensation is designed to strike an appropriate balance to achieve pre-determined objectives without motivating excessive risk taking.

Our share price may be heavily influenced by changes in uranium and other commodity prices, which are outside of our control. Additionally, in recent years, geopolitical developments and public and governmental support for (or in opposition to) nuclear energy have affected our share price in ways we are unable control. As a result, the compensation program is designed to focus on areas where the executive officers and employees have the most influence. To achieve this, a combination of safety, operational, and various financial criteria are utilized when selecting continuing corporate objectives and establishing an appropriate combination of pay.

The compensation structure and “pay mix” in place for our CEO and other executive officers is as follows:

The characteristics of the compensation program’s mix of pay, as they relate to the executive officers, include:

·	a significant portion of executive pay is at-risk and, with adjustments made to the program following the most recent review by our independent compensation consultant in 2022, a greater portion is at risk than in prior years;

15

·	executive officers have a higher percentage of at-risk compensation relative to other employees, because the executive officers have the greatest ability to influence corporate performance;

·	60% of an executive’s short-term incentive is based on corporate performance; and

·	80% of an executive’s long-term incentive is composed of stock options, which are highly leveraged to our share price performance.

The incentive compensation actually received by the executive officers varies based upon individual performance and the achievement of corporate and personal objectives and is ultimately subject to the discretion of the Compensation Committee and the Board.

Components of Compensation

Base Salary

Base salary is the fixed portion of cash compensation earned by and paid to our executive officers and employees. We seek to identify levels of base salary or wage which will aid in attracting and retaining quality employees. Base salaries for all employees are reviewed at least annually by management and more frequently recently, in times of labor market challenges. The Compensation Committee reviews the base salary for each executive officer routinely or upon a promotion or other change in job responsibility, based on the individual’s level of responsibility, the importance of the position and the individual’s contribution to our overall performance. The Compensation Committee also assesses the base salaries of the executive officers relative to a group of peer companies with similar scope and operations to ensure that base salaries are positioned competitively with executive officers in similar roles at peer companies. (See also “2022 Independent Review of Compensation Program,” below.) Our overall objective remains to provide a competitive base salary designed to recruit and retain qualified, high-performing executives, while responsibly administering our budget and achieving our corporate objectives.

Short-Term Incentive Plan

Total cash compensation includes base salary and any variable (at risk) short-term cash incentive compensation.  Bonus awards under our short-term incentive plan (“STIP”) are typically calculated using a formula that is based upon performance in relation to corporate objectives, set by the Chief Executive Officer and executive management and approved by the Board, and in relation to personal objectives, also overseen by the CEO and Board. The STIP program is designed to recognize and reward both corporate and individual performance results. Weighting of corporate and personal objectives as related to the STIP program provides greater personal responsibility of each executive officer for not only the corporate objectives, but also his or her personal objectives which are tied to that year’s corporate and departmental objectives. This portion of our compensation program was also developed through consideration of peer group practices and other standards.

We continue to use objectives to broadly measure our total corporate performance in consideration of our STIPs, as well as for other purposes. A focus on health, safety, and environmental performance is embedded repeatedly throughout our program. We ask each employee to focus on personal safety and the safety of their team. We continue to evaluate, broadly, the performance of Total Company, Lost Creek, Shirley Basin, and Corporate Services.

Each performance objective is measured on three performance levels (Threshold, Target and Maximum). Threshold, Target and Maximum performance-level values are based on quantifiable measures, when possible, where typically the Threshold value is 80% of Target and the Maximum value is 120% of Target. When quantifiable measures are not possible, or more than one measure is used, we use a four-point scale to measure results. The target level of performance is set at an aggressive level that represents a ‘reasonable stretch.’ For example, when using our four-point scale to measure results, a score of 3 (Fully Successful) is used as the Target. Achieving the Target would result in a 100% payout of the objective. The Threshold level of performance is the minimum performance that must be met before being eligible for any payout. The Threshold performance level is typically set at 80% of Target, or a score of 2 (Partially, but not Fully, Successful Performance) on the four-point scale. There is no payout if the Threshold is not met. Achieving the Threshold would result in a 50% payout. Maximum level of performance is typically set at 120% of Target, or a score of 4 (Superior Performance). Achieving or exceeding the Maximum would result in a 150% payout.

16

Following the 2022 review by an independent compensation consultant, the Compensation Committee and Board adjusted the STIP target levels of the executives as recommended on a phased-in approach to better align our program with that of our established peer comparator companies. Subsequently, the second step of the phased-in adjustment was made for the 2023 STIP levels. Those target levels and weightings, which were used to establish STIP awards for 2023 for our named executive officers, including our CEO, are as set forth here:

2023 STIP Targets and Weights
POSITION	STIP Target (% of Base Salary)	Corporate Objectives Weight	Personal Objectives Weight
President and CEO: John W. Cash	80%	60%	40%
Other Executive Officers (CFO, COO and Corporate Secretary)	60%	60%	40%

Actual STIP awards are based on performance for the year and are typically paid in the following year after our year-end results are evaluated. We calculate the STIP awards as follows:

Long-Term Equity Incentives

The long-term incentive plan (“LTIP”) includes our Option Plan and the RSU&EI Plan (and, with the Option Plan, the “Plans”). The Plans together form a long-term incentive for eligible employees including executive officers and, in the case of the Option Plan, our consultants. Eligibility for participation and awards under the Plans are determined by the Compensation Committee, considering the recommendations of the Chief Executive Officer (and, for the Chief Executive Officer, the recommendations of the Compensation Committee to the Board). The purposes of the Plans are to provide eligible participants with the opportunity to own Common Shares of the Company, enhance Ur-Energy’s ability to attract, retain and motivate key personnel, and align each participant’s interests with those of the Company’s shareholders. Awards made under the Plans are based upon a pre-established formula tied to base salary and our compensation structure. The LTIP target for our CEO is 80% of his base salary; the LTIP target for our other executive officers is 60% of his or her base salary. A more detailed discussion of the Plans can be found below under “Stock Option Plan and Amended and Restated Restricted Share Unit and Equity Incentive Plan.”

Perquisites Including Benefits

We provide employees, including our executive officers, with perquisites including personal benefits that we believe are reasonable and consistent with the overall compensation program to better enable us to attract and retain quality employees. We periodically review the types and levels of perquisites provided to the employees and executive officers to ensure competitiveness and value. Executive officers participate on the same terms as other eligible employees in our healthcare and other benefit programs including a 401(k) Plan (with Company match), medical, prescription drug, dental, vision, short- and long-term disability, life and supplemental life insurances; employee assistance program; and health and dependent care flexible spending accounts.

Compensation Risk Assessment

The charter for our Compensation Committee requires the Committee to review and consider the implications of the risks associated with our compensation policies and practices to avoid encouraging inappropriate risk taking by executive officers. The Compensation Committee has undertaken reviews of this type in conjunction with periodic reviews of the compensation program, including most recently in December 2023. The Committee has implemented and maintained multiple practices to ensure that there are not incentives to take inappropriate or excessive risks, including: combining fixed and variable compensation, granting appropriate levels of equity compensation, and mandating equity ownership requirements for executive officers and directors which are routinely reviewed. As discussed elsewhere, we have also implemented anti-hedging, anti-pledging and clawback policies. Based upon the Compensation Committee’s review, we do not believe that the Company’s executive or non-executive compensation structure is reasonably likely to have a material adverse effect on the Company.

17

Compensation Program and Peer Group

The Compensation Committee from time to time undertakes thorough reviews of our compensation program which may include a review of some or all of (a) competitive market data, (b) pay grades, (c) share ownership guidelines, (d) short-term cash incentive bonuses, and (e) long-term incentives in the form of equity compensation, as well as the overarching review of the proper components of the program and best utilization of each component.

In 2022, the Compensation Committee retained the services of Roger Gurr & Associates (“RG&A”) to review aspects of our compensation program. RG&A has provided compensation consulting to companies in the mining, oil and gas, biotech, technology and service industries for more than 20 years, primarily serving western-based companies in Canada and the U.S. The Compensation Committee requested a review of our executive compensation program and executive compensation, including recommendations to update our peer comparators group.

Our peer group, as updated, has provided a foundation from which we can compare our compensation program and practices to peer companies. Selecting an initial group of 18 comparators resulted in a sufficient number of executive position matches in the peer group, to which comparisons can be drawn to our executives with statistical reliability. To best reflect the current professional talent market, while retaining sufficient continuity to prior peer groups, 72% continuity to prior peer groups was maintained.

Peer companies which are similar in size, complexity and risk profile, with market capitalization within a specified range were selected. Additionally, the compensation programs of prospective peers were considered in the selection, to ensure similarity in compensation components and policies, and to note differences to be considered. The criteria considered to select our peer group included corporate head offices in North America to best reflect the primary source of executive and board talent; common share listings on North American stock exchanges; operating companies in production in the extraction industries (uranium; energy-related production; and precious metals mining), which also have ongoing exploration and development activities; and companies with operations and projects in low-risk jurisdictions.

Based on the analysis conducted by RG&A, the peer group approved by the Board for 2022 and utilized in 2023 (as adjusted for two companies no longer in business), includes five uranium producers and explorers; seven other mining companies (e.g., gold, silver) and four other energy-related and specialty metals companies, each with similar revenues, total assets and market capitalization. Generally, our ranking is in the mid-range of the peer group as related to those criteria. As approved by our Board of Directors, the Company’s peer group is as follows:

Americas Gold and Silver Corporation	Argonaut Gold Inc.	Denison Mines Corp.
Endeavour Silver Corp.	Energy Fuels Inc.	Evolution Petroleum Corp.
Fission Uranium Corp.	Gold Resource Corporation	Largo Resources Ltd.
NexGen Energy Ltd.	NioCorp Developments Ltd.	Nouveau Monde Graphite Inc.
Orla Mining Ltd.	Seabridge Gold Inc.	Silvercorp Metals Inc.
Uranium Energy Corp.

The compensation review conducted by RG&A compared our executive compensation practices to those of the peer companies. As needed, RG&A extended its review to other available data if the peer comparators had insufficient depth of data for a particular executive’s position and compensation. As noted, and previously disclosed, RG&A recommended a phased-in approach to adjust the short- and long-term incentive programs. After consideration, the Compensation Committee approved and recommended to the Board an adjustment of the short-term incentive plan targets for our executives, increasing the “at-risk” portion of each executive’s compensation under the program in two steps over two years (2022 and 2023). The target short-term bonus for the Chief Executive Officer is now 80% of his base salary; the target short-term bonus for the Chief Financial Officer, Chief Operating Officer and Corporate Secretary is now 60% of each executive’s base salary (as discussed in “Short-Term Incentive Plan,” above).

18

Following the foregoing adjustments to executive compensation, no additional modifications were made to our named executives’ compensation in 2023, except for cost-of-living (COLA) adjustments in mid-2023, when all staff wages and salaries were adjusted under our policies and practices. No update was provided in 2023 by RG&A.

2023 Performance Highlights

In its review of corporate performance for 2023, our Board made the assessment that the Company’s performance, and the performance of each executive, successfully met or exceeded various performance standards and objectives. We are pleased to share highlights of our 2023 corporate performance and comment on how our accomplishments are facilitating return to commercial operations Lost Creek while laying the foundation for operations at Shirley Basin.

Lost Creek Returns to Commercial Production Operations in a World Turning to Nuclear Energy

2023 marked the return to production operations at Lost Creek, producing U3O8 to be sold for use in clean, reliable nuclear energy. Having made the decision in December 2022 to ramp-up production, our year was largely planned. A successful public offering in February provided net proceeds of $43.2 million to bolster our treasury for the restart of Lost Creek and to plan for the future.

Hiring commenced in earnest and continued while we recruited engineering, geology and chemistry laboratory professionals, as well as managers and operations, construction and development staff. By the end of 2023, having overcome many retention issues in our hiring campaign we had 67 full-time regular employees at Lost Creek and 12 additional Ur-Energy regular full-time employees in Wyoming and Colorado.

Our efforts to ramp up production and operation activities were ongoing while world events continued to positively influence the uranium recovery market and the nuclear energy industries. Over the past several years, continued growth in the acceptance of nuclear energy, geopolitics, and production reductions, shortfalls and delays, have each contributed to a stronger uranium market with a more optimistic future. As each of these categories of influence continues to gain momentum and strength, the market has experienced significant impacts.

With earlier increases in uranium market pricing in 2021-2022, spot pricing continued its measured move upward through much of 2023, with significant increases in pricing beginning in late August. After breaking through pricing barriers including the $70/pound barrier in September, the market saw even more dramatic increases in pricing in December when reported spot prices exceeded $90/pound. Overall, this represented a 90% increase in spot price from the year-end 2022 price of $47.68. Year-end spot pricing of $91/pound was a milestone not experienced in more than 16 years. Although pricing has retracted since, spot pricing remains in the upper $80s/pound.

Notably, term market prices have increased nearly 50% between year-end 2022 pricing and the recent term price of ~$78/pound. Even the September milestone of $61/pound term price represented a decade-long high. With these market changes, we placed our first sales commitments priced in part with market-related pricing that is subject to an escalated floor and ceiling. The determination of utilities in the U.S. and abroad to fill mid-term supply requirements is projected to continue to push the term price. Advantageous to our Company, these contracts are projected to continue to have a distinct focus on secure future deliveries from North American production of proven producers.

Securing Sales Agreements and the Department of Energy Uranium Reserve Program

After several years with reduced operations and no sales, we made our first sale of U3O8 inventory in early 2023, having secured a contract award to deliver 100,000 pounds domestically produced U3O8 to the DOE uranium reserve program at a sales price of $64.47/lb. The delivery was made in January and proceeds of $6.4 million were received shortly thereafter.

While we were engaged in the DOE program bid process in 2022, we were also negotiating our first two new sales agreements with leading global nuclear fuel buyers. Our plan in negotiating the DOE and private sales agreements worked well, as we strategically preserved a portion of our ready-to-sell conversion facility inventory to deliver into our first sales commitments in 2023. In total, we sold 280,000 pounds U3O8 at an average price of $61.89/lb. for revenues of $17.3 million in 2023.

19

Throughout 2023, we continued to aggressively pursue additional sales agreements with global nuclear fuel buyers. We advanced three additional agreements successfully, one of which was signed in 2023 and two others were signed in early 2024. Our marketing efforts were successful in two ways. First, we currently have obligations for sales of 5.6 million pounds U3O8 between 2024 – 2030 with various pricing and pricing structures, while leaving a significant portion of our production capacity uncommitted. Our sales in 2024 are projected at 570,000 pounds U3O8 into contracts that were put in place in 2022 when the long-term price was below $60 per pound. The second success of our marketing plan is that our contract book allowed our Board, in March 2024, to make the decision to proceed with construction and development of Shirley Basin.

Ramp-up at Lost Creek

Throughout 2023, wellfield construction and development proceeded in all areas of mine unit 2 (MU2). We brought two header houses online in 2023, and two additional header houses have come online since year end. We have completed all delineation drilling throughout the remaining eight planned production areas in MU2. We have 13 drill rigs onsite and have plans to mobilize additional rigs. Fabrication of the next two header houses, HHs 2-8 and 2-9 is complete, with construction of subsequent houses ongoing in our Casper construction shop. HH 2-8 is expected to come online in May 2024. All remaining planned production areas of MU2 are scheduled to be constructed during 2024. Additionally, we are planning delineation drilling and initial well installation in Phase 2 of Mine Unit 1 (MU1) when drilling is complete in MU2.

Commissioning new production areas and recommissioning plant operations, not unexpectedly, come with unique start-up issues. The recovery of U3O8 in MU2 and the restart of plant operations have been no exception. As the plant was being recommissioned, we encountered equipment issues that temporarily reduced plant throughput. The equipment issues have been or are being addressed, and plant operations are continuing their return to anticipated production and drying rates. Overall, we continue to see improvement in production activities as our growing core staff have more time on the job. The Wyoming labor market has similarly affected our contractors. Certain labor and contractor/vendor challenges may continue.

We drilled an additional deep disposal well at Lost Creek in mid-2023, with the drilling phase completed in July. Preliminary completion and testing continued in 2023 Q4 and, following receipt of regulatory approvals, final completion work has been completed in 2024. We will now obtain remaining regulatory approvals followed by specification of surface injection equipment. In advance of operation of the deep well, procurement and installation of a powerline was completed enabling anticipated operation in 2024.

Regulatory and Safety Matters

In 2023, we had two lost-time accidents at Lost Creek, each for a relatively minor injury. There were no lost-time accidents elsewhere in the Company. We were fortunate to have no significant injury related to the historic winter of 2023, which saw travel to the site hampered time and again.

With significant numbers of new employees and drilling and other contractors who were new to our site, we seek to emphasize a robust safety culture at Lost Creek and throughout the Company. Initial site and radiation safety training includes use of personal protective equipment, hazard communication, emergency action plan(s) and general respirator awareness and use. Additional training has included first aid and CPR training, and specialized task training to result in safe work habits, all of which supports our safety program. Our EHS staff and management recognize the importance of adequate training, including refresher training, to maintain our safety program and safe operations.

We continue to operate in an environmentally sound fashion and will continue to remain stewards of the environment with our oversight of the return to production at Lost Creek.

Casper Operations Headquarters – Centralized Construction and Laboratory

Our Casper, Wyoming Operations Headquarters is now complete, with the commissioning of our construction warehouse and chemistry laboratory. Construction of the new building was completed in May 2023. This facility allows us to build, wire and automate header houses in Casper, and advance other construction.

Already we are realizing the benefits from our plan for this centralized construction facility to provide numerous safety, environmental and financial advantages to our Lost Creek operation, including a reduction of commuting vehicles and related emissions. This facility will allow us to conduct these functions for Shirley Basin when it becomes our second production site in 2026. Fewer miles traveled by our staff and fewer vehicles on the road equates to a significantly lower risk of accident or injury, a smaller carbon footprint for Lost Creek, and considerably lower vehicle and labor costs.

20

Looking to the Future

As we continue toward steady state commercial production at Lost Creek, we have announced our decision to build our second ISR uranium facility in Wyoming at Shirley Basin. Late in 2023, we advanced certain design and initial procurement efforts and, following our Board’s decision in March 2024, we are now progressing numerous projects for Shirley Basin.

Our Board believes that we had a successful 2023, positioning the Company to continue commercial production operations at Lost Creek and look to the future at Shirley Basin. Remaining well financed, securing additional new sales agreements and making continued strides toward steady, full production rates at Lost Creek, while keeping our employees safe, as well as the other accomplishments detailed above, the Board assessed the corporate performance at a comprehensive score of 3.2 on our 4-point scale.

2024 Compensation Program

We anticipate that the overall structure of the Company’s program will remain largely the same in 2024 for employees and executive officers as we continue to reach steady-state production operations at Lost Creek and initiate construction and development activities at Shirley Basin.

Additional Compensation Practices

Share Ownership Guidelines

All our executive officers and directors are encouraged to have a significant long-term financial interest in our Company. To encourage alignment of the interests of the executive officers and directors with those of our shareholders, our Board mandated that each executive officer of Ur-Energy is required to invest on a pre-determined schedule an amount equal to the executive officer’s annual base salary in shares or securities redeemable into shares. The Board approved additional guidelines (the “Guidelines”) related to the mandate, such that the requirement of share ownership be met on or before the later of (i) December 31 of the fifth year after an executive officer becomes subject to the Guidelines, or (ii) December 31 of the third year from the effective date of the change in the executive officer’s annual base salary. The investment amount is calculated using the amount of the annual base salary of the executive officer at the later of (i) the date the executive officer became subject to the Guidelines, or (ii) the date of the most recent increase to annual base salary. Compliance is evaluated annually, at December 31. At December 31, 2023, all executive officers meet the Guidelines or are on-track to meet the Guidelines within the prescribed timeframes. See also discussion under “Share Ownership Guidelines for Directors,” below.

Anti-Hedging Policy; Anti-Pledging Policy

The Company has imposed certain restrictions on trading, including the prohibition of hedging or pledging the Company’s securities, to avoid creating the appearance of impropriety, even if such trades were to occur while the individual is not in possession of material non-public information.

We have a formal anti-hedging policy, as amended in 2022, which prohibits our executive officers, directors and employees from engaging in hedging or similar monetization transactions with respect to the Company’s securities, including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities.

Our Board has also formally adopted an anti-pledging policy, prohibiting our executive officers and directors from holding Company Common Shares in a margin account or pledging Company securities as collateral for a loan. There are no insiders who have pledged Common Shares of the Company.

21

Clawback Policy

The Company has maintained a ‘clawback’ policy since 2014. In 2022, to implement requirements of the Dodd Frank Act, the SEC issued its final clawback rule as Rule 10D-1 and, in 2023, NYSE American adopted its related listing rules, pursuant to Rule 10D-1, which were made final in 2023 Q4.

Following the adoption of Rule 10D-1 and promulgation of the related listing rules, the Company adopted a new clawback policy, effective October 26, 2023, to ensure compliance. The policy provides the Compensation Committee of the Board with the ability to recover “Incentive Compensation” (as defined in the policy) in the event of a restatement of the financial statements of the Company due to a material non-compliance with any financial reporting requirement under the securities laws (a “Triggering Event”). Upon the occurrence of a Triggering Event, the Company may seek recovery of Incentive Compensation received by any covered employee during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement, that would not otherwise have been paid to a covered employee if the correct performance data had been used to determine the amount payable.

We filed our Clawback Policy as Exhibit 97 to our Annual Report on Form 10-K (March 6, 2024).

Tax and Accounting Considerations

The Compensation Committee considers tax and accounting rules and regulations when structuring our executive compensation program. Our plans and programs are designed to comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “IRS Code”), which regulates deferred compensation and provides for potentially early taxation and a 20% additional tax on non-compliant arrangements. Equity awards are accounted for under FASB ASC Topic 718, which requires the recognition of expense for the fair value of such awards, and the Compensation Committee considers the accounting expense of such awards when authorizing grants under both equity compensation plans.

Compensation Consultant Fees

The Compensation Committee did not utilize third-party consulting services in 2023.

EXECUTIVE COMPENSATION

Say on Pay Advisory Vote

In 2023, our shareholders approved our compensation program for our Named Executive Officers by a vote in favor of approximately 75%. The Compensation Committee believes the results of our advisory votes on “say on pay” confirm that our shareholders remain satisfied with our executive compensation policies and decisions, and that our executive compensation program effectively aligns the interests of our Named Executive Officers with the interests of our shareholders. The most recent review conducted by an independent compensation consultant is discussed under “2022 Independent Review of Compensation Program,” above. Additionally, Mr. Cash consults with various stakeholders from time to time to discuss our compensation practices including executive total compensation.

Based upon the advisory vote by our shareholders in 2020, concerning “say when on pay,” our Board adopted an annual advisory vote (non-binding) for “say on pay.” Although our compensation program has changed little in recent years, we believe that an annual update for our shareholders is appropriate. Our next “say when on pay” vote will be in 2026.

22

Summary Compensation Table

The following table sets forth the summary information concerning compensation earned during the financial years ended December 31, 2023, 2022 and 2021 by our Named Executive Officers serving during the year ended December 31, 2023.

Name and principal position (1)	Year	Salary ($)	Bonus (2) ($)	Stock awards (3)(4)(5) ($)	Option awards (3)(4)(5) ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation ($)	All other compensation (7) ($)	Total ($)

John W. Cash(6)(8)	2023	438,989	455,372	71,214	160,041	Nil	Nil	8,229	1,133,845
President and CEO	2022	373,412	257,297	53,301	286,341	Nil	Nil	7,370	977,721
(formerly, VP Reg Affairs)	2021	221,050	78,865	22,327	46,034	Nil	Nil	5,359	373,635

Roger L. Smith	2023	343,544	249,741	41,796	93,932	Nil	Nil	12,057	741,070
Chief Financial Officer and	2022	312,716	151,018	34,760	79,871	Nil	Nil	12,010	590,375
Chief Administrative Officer	2021	294,364	105,020	29,735	61,301	Nil	Nil	11,762	502,182

Steven M. Hatten(9)	2023	348,057	253,031	42,347	95,169	Nil	Nil	8,331	746,935
Chief Operating Officer	2022	258,002	153,000	35,215	80,920	Nil	Nil	7,453	534,590
(formerly, VP Operations)	2021	231,922	82,739	23,427	48,299	Nil	Nil	8,170	394,557

Penne A. Goplerud	2023	318,367	235,501	38,731	87,050	Nil	Nil	12,697	692,346
General Counsel and	2022	282,552	139,950	32,213	74,017	Nil	Nil	11,302	540,034
Corporate Secretary	2021	264,632	94,409	26,730	55,110	Nil	Nil	10,585	451,466

__________________________

(1)

Each of the NEOs (Messrs. Cash, Smith, and Hatten and Ms. Goplerud), has an employment agreement with the Company, as have been amended from time to time. See discussion under “Employment Agreements with Named Executive Officers,” above and “Potential Payments Upon Termination or Change of Control – Employment Agreements with our Named Executive Officers,” below.

(2)	Annual incentive plan awards are shown in the year earned, although they are typically determined in the first calendar quarter based upon performance to objectives for the preceding year.

(3)

Grants of share-based and option-based awards in conjunction with the LTIP are shown in the year earned and are typically granted in that same year. Due to the timing of the disclosure regarding the Company’s decision to ramp up production operations, the annual grant of options and RSUs for 2022 was deferred until January 2023. On January 4, 2023, 522,156 options and 130,538 RSUs were granted to the NEOs. These grant amounts were earned, and are included above, in 2022.

(4)

Canadian dollar figures have been converted to U.S. dollar figures at the average exchange rate for 2023 of C$1.00 = US$0.7409227; 2022 of C$1.00 = US$0.7684819; and 2021 of C$1.00 = US$0.7977496 as quoted by Bank of Canada on its website www.bankofcanada.com.

(5)

For additional information regarding the fair value of stock options and RSUs, as at December 31, 2023 (using the Company’s TSX closing stock price of C$2.02 (~US$1.54) on the last trading day of 2023), see Annual Report on Form 10-K, note 13 to Financial Statements, which has been filed with the SEC at https://www.sec.gov/edgar.shtml and with Canadian securities regulators, and is available at https://sedarplus.ca.

(6)	The figures for the fair value of options for Mr. Cash include a one-time grant of 175,000 stock options made to him when he was named CEO in March 2022.

(7)

Reflects the Company’s matching contribution toward the executive’s 401(k) retirement account. Other aspects of compensation or perquisites are of a non-material value, and/or are provided to executive officers in the same fashion as all employees of the Company (e.g., healthcare, disability, and other insurances).

(8)	Mr. Cash was named Chief Executive Officer in March 2022. In 2021, Mr. Cash served as the Company’s Vice President Regulatory Affairs.

(9)	Mr. Hatten served as the Company’s Vice President Operations in 2021 and until October 2022 when he was named Chief Operating Officer.

23

EQUITY INCENTIVE PLANS

The following table sets forth certain summary information concerning our equity compensation plans as at December 31, 2023. Directors, officers, employees, and consultants are eligible to participate in the Option Plan. Directors and employees, including executive officers, are eligible to participate in the RSU&EI Plan.

	Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2) (US$)	Number of Common Shares Remaining for Future Issuance (Excluding Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights)
Equity compensation plans approved by securityholders (1)	9,542,245	$0.87	6,711,028
Equity compensation plans not approved by security-holders	-	-	-

(1)	Our shareholders have approved both the Option Plan and the RSU&EI Plan, and are asked to do so on a routine, every three-year basis.

(2)	The exercise price represents the weighted exercise price of the 8,900,335 outstanding stock options at December 31, 2023.

Stock Option Plan and Amended and Restated Restricted Share Unit and Equity Incentive Plan

We adopted the Ur-Energy Inc. Amended and Restated Stock Option Plan in 2005 in order to advance our interests by providing directors, officers, employees and consultants with a financial incentive tied to the Company’s long-term financial performance and continued service to or employment with us. Subsequently, we adopted the Ur-Energy Inc. Restricted Share Unit Plan, as thereafter amended, as part of our overall stock-based compensation plan. Now styled as the RSU&EI Plan, that plan allows participants to earn Common Shares over time, rather than options that give participants the right to purchase shares at a set price.

A total of up to 10% of Ur-Energy’s issued and outstanding Common Shares may be reserved for issuance pursuant to the Plans, in the aggregate. At April 9, 2024, we have listed and reserved 16,253,273 Common Shares of the 27,898,900 total Common Shares that may be reserved under the Plans, in the aggregate. We have 13,864,189 Common Shares reserved under the Option Plan, and 2,389,084 Common Shares reserved under the RSU&EI Plan. Therefore, up to an additional 10,836,617 Common Shares are available to be reserved under the Plans.

Of the shares currently reserved, 8,900,335 options for Common Shares have been granted and are outstanding, as of April 9, 2024, or approximately 3.3% of our issued and outstanding Common Shares. There are 641,910 RSUs that have been granted and are outstanding as of April 9, 2024, or approximately 0.2% of our issued and outstanding Common Shares. Historically, we have allocated approximately 80% of those shares reserved to the Option Plan and 20% to the RSU&EI Plan, and award grants using a ratio of 4:1 Options to RSUs. The number of shares reserved is subject to adjustment if the Common Shares are subdivided, consolidated, converted or reclassified or the number of Common Shares varies as a result of a stock dividend or an increase or a reduction in our share capital. Dividends or dividend equivalents on unvested awards of all types are generally subject to the same vesting conditions as the underlying awards to which they relate.

The run rate (or “burn rate”) on the equity plans for the past three years is as follows:

Actual run rate:

Equity Compensation Plans	2023(1)	2022(1)	2021
Stock Option Plan	1.0%	0.1%	0.7%
RSU&EI Plan (RSU Plan)	0.3%	0.0%	0.1%

24

Adjusted run rate:

Equity Compensation Plans	2023(1)	2022(1)	2021
Stock Option Plan	0.5%	0.7%	0.7%
RSU&EI Plan (RSU Plan)	0.1%	0.2%	0.1%

(1)

The annual grant of Options and RSUs for 2022 was deferred until January 2023 due to the timing of the disclosure regarding the Company’s decision to ramp up production operations at Lost Creek. On January 4, 2023, 1,371,432 Options and 342,852 RSUs were granted. Had the grant occurred in 2022, the run rates for the Option Plan and RSU&EI Plan would have been as shown in the foregoing, Adjusted run rate table.

At April 9, 2024, the closing price of our Common Shares on the NYSE American was $1.71 and on the TSX was C$2.31.

Option Plan

Under the Option Plan, options may be granted to our directors, executive officers, eligible employees and consultants. At April 9, 2024, there are 31 employees and eight non-executive Directors who are eligible to participate in the Option Plan. Following the Meeting, we will have six eligible non-executive Directors. The Option Plan was most recently approved by shareholders on May 7, 2020.

The maximum number of Common Shares that may be reserved for issuance to any one person under the Option Plan is five percent of the number of Common Shares outstanding at the time of reservation. The options are personal and non-assignable. Option holders do not have any shareholder rights (and, specifically, shall not be entitled to dividends) with respect to options unless and until the options are exercised and Common Shares are issued in the name of the option holder. The exercise price for Common Shares subject to an option is determined by the Board of Directors at the time of grant and may not be less than the market price of the Common Shares at the time the option is granted. Market price at any date in respect of the Common Shares means the closing price of the Common Shares on the TSX (or, if the Common Shares are not then listed and posted for trading on the TSX, then on the recognized stock exchange on which such Common Shares are listed or posted or, if such Common Shares are not so listed on any recognized stock exchange, then on the over-the-counter market on which they are traded or posted as selected for such purpose by the Compensation Committee or in accordance with Section 5.5 of the Option Plan) on the immediately preceding trading day.

Options vest over a three-year period: one-third on the first anniversary, one-third on the second anniversary and one-third on the third anniversary of the grant; dividends, for all awards, shall not be payable on unvested options; the term of all options is five years. Option expiration dates are not extended during blackouts. Additionally, in no event shall more than five percent of the shares available for issuance under the Option Plan have a stated vesting/exercisability schedule of less than one year from the date of grant. The aggregate number of Common Shares issued to insiders within any 12-month period, or issuable to insiders at any time, under the Stock Option Plan and any other security-based compensation arrangement of the Company, may not exceed 10% of the total number of issued and outstanding Common Shares during such time.

Options granted under the Option Plan are subject to early termination under certain circumstances, including (i) one year after the death of the option holder, (ii) three months after the option holder’s resignation or dismissal without cause as an employee or consultant, or (iii) immediately upon the option holder’s dismissal for cause as an employee. In each case, only options vested at the time of the event which gave rise to such early termination may be exercised by the option holder during such period. The Option Plan also provides that upon a change of control all options under the Option Plan vest immediately and are immediately exercisable.

The Option Plan and the terms of any outstanding option may be amended at any time by the Board subject to any required regulatory or shareholder approvals, provided that where such an amendment would prejudice the rights of an option holder under any outstanding option, the consent of the option holder is required to be obtained. Amendments requiring shareholder approval are those amendments set forth in the TSX Company Manual. Amendments that do not require shareholder approval are “housekeeping” amendments such as amendments to the Option Plan to comply with regulatory requirements, amendments related to the administration of the Option Plan and to change the eligibility requirements under the Option Plan and terms and conditions on which the options may be granted. The Option Plan may be suspended, terminated or discontinued in the sole discretion of our Board of Directors.

25

Stock options are generally treated as ordinary compensation income as and when Common Shares are issued to the participant upon exercise of the award, however, in the case of Incentive Stock Options, the options may be taxable at long-term capital gains tax rates when the issued Common Shares are sold so long as certain conditions are met. If the participant is an employee, the compensation income may be subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by the IRS Code. Please note that the foregoing description is based upon U.S. federal income tax laws in effect on the date of this Circular and does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Amended and Restated Restricted Share Unit and Equity Incentive Plan (RSU&EI Plan)

The RSU&EI Plan was adopted (then, as the RSU Plan) by the Board on May 7, 2010, and, as amended and renamed as the RSU&EI Plan, was approved in its entirety most recently by our shareholders on June 2, 2022.

Under the RSU&EI Plan, awards of Restricted Share Units (RSUs), performance share units (PSUs) and direct share issuances of Common Shares (DSIs), may be granted to directors and employees, including executive officers, of the Company as possible eligible participants. As of April 9, 2024, there are 31 employees and eight non-executive Directors who are eligible to participate in the RSU&EI Plan. Following the Meeting, we will have six eligible non-executive Directors. Our Board has appointed the Compensation Committee to determine which persons are entitled to participate in the plan and the number of awards to be awarded to each participant. The plan does not limit the participation of any specific eligible participant including insiders except to the total of 10% of our issued and outstanding Common Shares which may be reserved for issuance pursuant to the Plans, in the aggregate.

Restricted Share Units

RSUs awarded to participants are credited to a notional account that is established on their behalf and maintained in accordance with the plan. Each RSU awarded conditionally entitles the participant to the delivery of one Common Share (or cash in lieu of such share at the Compensation Committee’s discretion) upon attainment of the RSU vesting period. Grants of RSUs vest 100% on the two-year anniversary of the date of the grant. Upon payment by the Company of a dividend, each outstanding RSU is credited with a dividend equivalent equal to the dividend paid per share, which dividend equivalent is then converted into additional RSUs that are subject to the same vesting schedule as the RSUs to which they relate. The plan permits the Company to either redeem RSUs for cash or issue Common Shares from treasury to satisfy all or any portion of a vested RSU award. If redeemed for cash, RSUs will be redeemed for an amount equal to fair market value which means the closing price of the Common Shares on the TSX on the business day immediately prior to the redemption date, or if the shares are not listed on the TSX, then on such other stock exchange or quotation system as may be selected by the Compensation Committee, provided that, if the Common Shares are not listed or quoted on any other stock exchange or quotation system, then the fair market value will be the value determined by the Compensation Committee in its sole discretion acting in good faith. The redemption date of any RSU will not be after the end of the calendar year which is three years following the end of the year in which services to which the grant of such RSU relates were performed by the participant.

In the event of a change of control, as defined in the plan, we are required to redeem 100% of the RSUs granted to participants. In the event of an involuntary termination of an employee, other than for cause, or a director who is not re-elected, we are required to redeem the RSUs for cash. Rights respecting RSUs shall not be transferable or assignable other than by will.

Performance Share Units

PSUs are performance-based awards that may entitle the recipient to receive Common Shares (or cash in lieu of shares at the Compensation Committee’s discretion) upon attainment of one or more performance goals over a designated performance period set forth in the PSU grant agreement. Each award of PSUs will contain a target number of PSUs that may be earned, with the actual number earned to be determined pursuant to a formula set forth in the PSU grant agreement based on the extent to which corresponding performance criteria have been attained during the performance period. Upon payment by the Company of a dividend, each outstanding target PSU is credited with a dividend equivalent equal to the amount of the dividend paid per share, which dividend equivalent is then converted into additional PSUs that are subject to the same performance conditions and formula and vest at the same time as the PSUs to which they relate.

26

Unless settled earlier in accordance with the plan, earned PSUs will be settled on or within 30 days after the end of the performance period. The plan permits the Company to either settle PSUs for cash or issue Common Shares from treasury to satisfy all or any portion of a PSU award. If settled for cash, PSUs will be settled for an amount equal to fair market value which means the closing price of the Common Shares on the TSX on the business day immediately prior to the settlement date, or if the shares are not listed on the TSX, then on such other stock exchange or quotation system as may be selected by the Compensation Committee, provided that, if the Common Shares are not listed or quoted on any other stock exchange or quotation system, then the fair market value will be the value determined by the Compensation Committee in its sole discretion acting in good faith.

In the event of a change of control, as defined in the plan, the performance period of each outstanding PSU shall be deemed to have ended and the Compensation Committee shall determine the number of PSUs earned based upon performance (under a specific award) to the time of change of control, subject to certain specified discretionary determinations of the Committee. Unless otherwise provided in a PSU grant, upon a participant’s termination of employment or service or death prior to the end of a performance period for an award of PSUs, the PSUs shall be forfeited.

Direct Share Issuances

Subject to applicable securities law requirements as well as the rules of the exchanges under which our shares trade, DSIs awarded to participants are awards of Common Shares granted in such amounts and subject to such terms and conditions as the Compensation Committee determines in its sole discretion. It is anticipated that the DSIs will complement our other bonus program awards in instances when such an award of DSIs is made in lieu of a routine (STIP) or extraordinary cash bonus, as a milestone award (outside PSU grant terms), or other circumstances in which this use of our equity compensation plans is deemed appropriate in the discretion of the Compensation Committee. DSIs may be fully vested on the grant date or may be subject to vesting, as determined by the Compensation Committee. DSIs that are subject to a vesting schedule may not be transferred prior to vesting. Dividends on unvested DSIs may be paid in cash or may be reinvested in additional Common Shares, in either case subject to the same vesting schedule as the DSI to which they relate.

Unless otherwise provided in the DSI grant agreement that is subject to vesting, upon a participant’s termination of employment or other service or death, the provisions related to termination and death as set forth under the heading “Restricted Share Units” above shall apply by analogy. Any unvested Common Shares that do not vest as a result of the participant’s termination of employment of other service or death shall be immediately forfeited and returned to the Company without the payment of any consideration.

Administration of the RSU&EI Plan and Tax Consequences

The Board may from time to time amend or suspend the RSU&EI Plan and may at any time terminate the plan. No such amendment, suspension or termination shall adversely affect the rights of any eligible person with respect to outstanding and unredeemed awards under the plan credited to that person without that holder’s consent. Amendments requiring shareholder approval are those amendments set forth in the TSX Company Manual, such as the percentage of the issued and outstanding Common Shares available to be granted under the RSU&EI Plan, an extension of the term for redemption of RSUs or settlement of PSUs held by a participant and amendments to Section 8.1 of the RSU&EI Plan. Amendments that do not require shareholder approval are “housekeeping” amendments such as amendments to the RSU&EI Plan to comply with regulatory requirements, amendments related to the administration of the plan and to change the eligibility requirements under the plan and terms and conditions on which the awards may be granted.

RSUs and PSUs are generally treated as ordinary compensation income as and when Common Shares are issued to the participant upon vesting or settlement of the award and DSIs are treated as ordinary compensation income at the time of grant if fully vested under the plan or, if such grant is subject to vesting under the RSU&EI Plan, at the time of vesting of the Common Shares. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant. Please note that the foregoing description is based upon U.S. federal income tax laws in effect on the date of this Circular and does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

27

Outstanding Equity Awards at December 31, 2023

The following table sets forth information concerning the value vested or earned in respect of incentive plan awards during the year ended December 31, 2023 by each of the Named Executive Officers.

	Option-based Awards					Share-based Awards
Name	Number of securities underlying unexercised options: exercisable (#)	Number of securities underlying unexercised options: unexercisable (#)	Equity incentive plan awards: number of securities underlying unexercised options (#)	Option exercise price (C$)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (US$)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
John W. Cash	171,304	Nil	Nil	0.79	11/05/24
	189,303	Nil	Nil	0.63	11/13/25
	51,834	25,917	Nil	1.44	08/27/26
	58,333	116,667	Nil	2.23	03/14/27
	Nil	178,989	Nil	1.55	01/04/28
	Nil	186,627	Nil	2.06	12/07/28
					01/04/25	44,748	68,343	Nil	Nil
					12/07/25	46,658	71,261	Nil	Nil

Roger L. Smith	228,119	Nil	Nil	0.79	11/05/24
	252,087	Nil	Nil	0.63	11/13/25
	69,024	34,512	Nil	1.44	08/27/26
	Nil	116,730	Nil	1.55	01/04/28
	Nil	109,536	Nil	2.06	12/07/28
					01/04/25	29,182	44,570	Nil	Nil
					12/07/25	27,384	41,823	Nil	Nil

Steven M. Hatten	179,733	Nil	Nil	0.79	11/05/24
	198,618	Nil	Nil	0.63	11/13/25
	54,384	27,192	Nil	1.44	08/27/26
	Nil	118,263	Nil	1.55	01/04/28
	Nil	110,979	Nil	2.06	12/07/28
					01/04/25	29,564	45,153	Nil	Nil
					12/07/25	27,745	42,375	Nil	Nil

Penne A. Goplerud	205,081	Nil	Nil	0.79	11/05/24
	226,630	Nil	Nil	0.63	11/13/25
	62,054	31,027	Nil	1.44	08/27/26
	Nil	108,174	Nil	1.55	01/04/28
	Nil	101,511	Nil	2.06	12/07/28
					01/04/25	27,044	41,304	Nil	Nil
					12/07/25	25,376	38,757	Nil	Nil

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Employment Agreements with our Named Executive Officers

As discussed above, our Named Executive Officers have employment agreements with the Company, as have been amended from time to time. Relevant to potential payments to be made upon termination without cause or change of control, the agreements provide that an executive officer is entitled to certain amounts, based upon the executive’s then-current base salary. As discussed below, our employment agreements, and the Company’s equity compensation plans, specify the obligations of the Company to the executive officers in the event of termination or change of control, including the provisions of our most-recently appointed executive, Mr. Schierman.

28

Equity Award Provisions

Upon separation of employment of any of our executive officers, including under circumstances of termination without cause or change of control, the Option Plan and RSU&EI Plan govern the treatment of outstanding equity compensation in the form of vested stock options and RSUs, PSUs or DSIs not yet redeemed. All vested options of Designated Officers (all of our current executive officers, as defined by the plan and resolution of our Board) will expire on the expiration date identified at the grant of the option, and all unvested options will expire upon termination.

The RSU&EI Plan provides that the RSUs of an employee who is an eligible person who is involuntarily terminated without cause, shall be redeemed for cash at a fair market value on the redemption/termination date. In the event of a change of control, as defined in the plan, all of the RSUs granted and outstanding will be redeemed as soon as reasonably practical and not later than 30 days following the redemption date associated with the change of control. The RSU&EI Plan provides for redemption, instead of cancellation, of outstanding RSUs at the date of redemption for retiring directors and executive officers, which is defined as a threshold of combined service and age of 65 years, and a minimum of five years of service to the Corporation. At this time, the Board has not made other grants under the plan. Treatment of awards of other share units and Common Shares is governed by the RSU&EI Plan.

Change of Control and Termination Benefits Tables

Each of our executive officers has entered into an employment agreement that provides for certain payments if the executive’s employment is terminated in connection with a change of control. The Compensation Committee established a policy that the Company would not enter into an employment agreement with any new executive officer that includes a single-trigger severance arrangement. Mr. Schierman’s agreement with the Company, effective March 2024, does not include such a single-trigger severance arrangement. Instead, severance will be paid to Mr. Schierman in conjunction with a change of control if he is separated from employment without cause or if he resigns with ‘good reason’ as is defined in the agreement within one year of the change of control. In addition, upon the occurrence of a change of control, all the executive officers’ unvested options and RSUs will vest.

The table below shows the amounts that would be payable or vest assuming that a change of control occurred on December 31, 2023, and that Named Executive Officer’s employment terminated on that date.

Name	Cash ($)(1)	Equity ($)(2)	Pension /NQDC ($)	Perquisites /benefits ($)	Tax reimbursement ($)	Other ($)	Total ($)
John W. Cash	1,166,425	595,566	Nil	Nil	Nil	Nil	1,761,991
Roger L. Smith	912,795	650,359	Nil	Nil	Nil	Nil	1,563,154
Steven M. Hatten	739,856	541,216	Nil	Nil	Nil	Nil	1,281,072
Penne A. Goplerud	676,728	588,222	Nil	Nil	Nil	Nil	1,264,950

___________________________

(1)

Pursuant to their respective employment agreements, Mr. Cash is entitled to payment of an amount equal to 2.5 years of his then-current salary; Mr. Smith is entitled to payment of an amount equal to 2.5 years of his then-current salary. Each of Mr. Hatten and Ms. Goplerud is entitled to payment of an amount equal to two years’ salary, based upon his/her then-current salary.

(2)

These amounts represent equity values of the options and RSUs held by the executive officers as follows: Cash (options: $455,962; RSUs: $139,604); Smith (options: $563,966; RSUs: $86,393); Hatten (options: $453,688; RSUs: $87,528); and Goplerud (options: $508,161; RSUs: $80,061). The equity values are based upon the closing price of our Common Shares on the TSX on the last trading day of 2023 (C$2.02/US$1.53).

Each executive’s amount of severance is calculated solely based upon then-current salary (i.e., without cash bonus value included) and are reflected in the table below. The following summarizes the compensation or other benefits which would be owed and paid to our named executive officers if employment were terminated for the specified reasons, effective December 31, 2023. We believe that these terms are fair and are competitive with the market and our peer group, based upon industry and geographical practices.

29

Type of Termination	Severance Payment(1)(2)	STIP Bonus	Stock Options	RSUs(3)

Resignation or Retirement	No severance payment	Pro rata entitlement to discretionary bonus, per agreement	Unvested options are cancelled; vested options expire at expiry date on option for current executive officers (as a “Designated Officer” per Section 6.7 of Plan)

RSUs are cancelled unless retirement provision is satisfied; RSUs will be carried with the executive until redemption, if the executive has combined service and age of 65 years, and a minimum of five years of service

Termination without cause	CEO and CFO: 2.5 year salary payment, based upon then-current salary COO and Corporate Secretary: two-year salary payment, based upon then-current salary	Pro rata entitlement to discretionary bonus, per agreement	Unvested options are cancelled; vested options expire at date on option for current executive officers (as a “Designated Officer” per Section 6.7 of Plan)	Outstanding RSUs are redeemed for cash at fair market value, as defined in the Plan

Termination for cause	None	Possible pro rata share entitlement	None	None

Change of control (based on specified terms of agreement) (4)	CEO and CFO: 2.5 year salary payment, based upon then-current salary COO and Corporate Secretary: two-year salary payment, based upon then-current salary	Pro rata entitlement to discretionary bonus, per agreement	All options become fully vested and exercisable	Outstanding RSUs are redeemed for cash at fair market value, as defined in the Plan

Death	No severance payment	Pro rata entitlement to discretionary bonus, per agreement	Unvested options are cancelled; vested options expire at the earlier of expiry at date on option or one year from the date of death (with discretion of Board to extend as per Section 6.3(b) of Plan)	RSUs are redeemed (Section 3.2 of Plan); date of death is redemption date

(1)

At December 31, 2023, Mr. Cash, our CEO, was entitled to a salary of $466,570 per year (2.5 years base salary is a total of $1,116,425). Current salaries of our CFO, Mr. Smith, and our other named executive officers, and their severance entitlements, are as follows: Mr. Smith, annual salary $365,118 (2.5 years base salary is $912,795); Mr. Hatten, annual salary $369,928 (two-years base salary is $739,856); and Ms. Goplerud, annual salary $338,364 (two-years base salary is $676,728).

(2)	Accrued “PTO” is paid to the executive at termination, according to agreement, Company policy and applicable law.

(3)

At this time, only RSUs have been granted to our executive officers under the RSU&EI Plan. The plan sets forth the settlement of PSUs and DSIs for participants in the plan, including executive officers. Future awards of PSUs and DSIs will be governed by the plan and individual grant agreements. See discussion under “Option Plan and Amended and Restated Restricted Share Unit and Equity Incentive Plan,” above.

(4)

Though not applicable to the above summary at December 31, 2023, as noted above, our Vice President Regulatory Affairs who joined Ur-Energy in March 2024, will also receive a severance payment if, within one year of the change of control he is terminated without cause or he resigns for ‘good reason’ as defined; the severance amount will be equal to two years of his then-current base salary. Others of the above benefits also now apply to Mr. Schierman under his agreement and our equity plans.

30

COMPENSATION OF DIRECTORS

We conduct routine reviews of the total compensation of our non-executive directors, utilizing data about our peers obtained through public sources and, on a time-to-time basis, we have engaged independent compensation consultants to review the total compensation of our non-executive directors. Most recently, we retained independent compensation consultant, Roger Gurr & Associates (“RG&A”) in 2021 and 2022 to review the total compensation of our non-executive directors. During that review, it was concluded that, in the best interests of retaining current directors and looking ahead to recruitment of non-executive members of our Board, an adjustment should be made. Effective November 1, 2021, the annual retainer for our non-executive directors was increased to $75,000. Currently, no additional fee or retainer is paid for leadership roles held by our non-executive directors. And, on the recommendation of the Compensation Committee in 2022, our Board eliminated all meeting attendance fees.

The multi-phase review by RG&A included further consideration of the updated compensation of non-executive directors based upon the selected 2022 peer group. Through that review, the earlier changes were affirmed. RG&A made further recommendations related to retainers for leadership positions and related to equity compensation, on which no action has been taken.

Total compensation for our non-executive Directors earned for the year ended December 31, 2023, is set forth here:

	Fees earned	Share-based awards(1)(3)	Option-based awards(2)(3)	Non-equity incentive plan compensation	Pension value	All other compensation	Total
Name	$	$	$	$	$	$	$
W. William Boberg	75,000	25,042	56,276	Nil	Nil	Nil	156,318
Rob Chang	75,000	25,042	56,276	Nil	Nil	Nil	156,318
James M. Franklin	75,000	25,042	56,276	Nil	Nil	Nil	156,318
Gary C. Huber	75,000	25,042	56,276	Nil	Nil	Nil	156,318
Thomas H. Parker	75,000	25,042	56,276	Nil	Nil	Nil	156,318
Kathy E. Walker	75,000	25,042	56,276	Nil	Nil	Nil	156,318

_____________________________

(1)	Each of our non-executive directors received a grant of 16,407 RSUs on December 7, 2023.

(2)	Each of our directors received options for 65,625 Common Shares on December 7, 2023, at an exercise price of C$2.06. These options expire on December 7, 2028.

In addition to other compensation received by our Directors, a long-standing policy of the Company provides that a non-executive director serving on ad hoc or special committees of the Board, which may be constituted from time to time, is entitled to additional director fees, to be determined in accordance with additional duties and requirements requested of those individuals from time to time. There currently are no such ad hoc or special committees of our Board of Directors.

Share Ownership Guidelines for Non-Executive Directors

Our non-executive directors also are encouraged to have a significant long-term financial interest in the Company. In 2009, the Compensation Committee recommended, and Board of Directors adopted, a resolution requiring mandatory minimum share ownership by the non-executive directors to encourage the alignment of their interests with those of our shareholders. Pursuant to the mandate, our Share Ownership Guidelines adopted in 2012, and certain amendments to the policy, our non-executive directors are required to invest an amount equal to three times the non-executive director’s annual retainer in shares or securities redeemable into shares on or before the later of (i) December 31 of the fifth year of the non-executive director becoming subject to the requirement, or (ii) December 31 of the third year from the effective date of the change in retainer. The retainer amount is to be calculated using the amount of the annual retainer at the later of (i) the date the non-executive director becomes subject to the requirement, or (ii) the date of the most recent annual retainer increase. At December 31, 2023, all non-executive directors met the Share Ownership Guidelines or are on-track to meet the Guidelines within the prescribed timeframes.

31

Equity Grants to Non-Executive Directors

Our non-executive directors are eligible to receive grants of options and grants under the RSU&EI Plan at the discretion of the Board. The awards, and their respective values, that vested in 2023 are presented in the following table:

Incentive Plan Awards - Value Vested or Earned During the
Financial Year Ended December 31, 2023

	Option-based Awards		Share-based Awards		Non-equity incentive plan compensation
Name	Number of Securities Underlying Options Vested (#)	Value vested during the year ($)	Number of Shares or Units of Shares Vested (#)	Value vested during the year ($)	Value earned during the year ($)
W. William Boberg	100,591	88,710	21,964	28,153	Nil
Rob Chang	100,591	88,710	21,964	28,153	Nil
James M. Franklin	100,591	88,710	21,964	28,153	Nil
Gary C. Huber	100,591	88,710	21,964	28,153	Nil
Thomas H. Parker	100,591	88,710	21,964	28,153	Nil
Kathy E. Walker	100,591	88,710	21,964	28,153	Nil

The following table sets forth information concerning the value vested or earned in respect of incentive plan awards during the year ended December 31, 2023, by each of our non-executive Directors.

32

Outstanding Equity Awards of Non-Executive Directors at December 31, 2023

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price (C$)	Option expiration date	Value of unexercised in-the-money options ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)
W. William Boberg	153,574	0.79	11/05/24	142,822
	213,914	0.63	11/13/25	224,815
	87,858	1.44	08/27/26	38,528
	91,305	1.55	01/04/28	32,446
	65,625	2.06	12/07/28	Nil
			01/04/25		22,826	34,862
			12/07/25		16,407	25,058
Rob Chang	193,574	0.79	11/05/24	180,021
	213,914	0.63	11/13/25	224,815
	87,858	1.44	08/27/26	38,528
	91,305	1.55	01/04/28	32,446
	65,625	2.06	12/07/28	Nil
			01/04/25		22,826	34,862
			12/07/25		16,407	25,058
James M. Franklin	71,305	0.63	11/13/25	74,939
	87,858	1.44	08/27/26	38,528
	91,305	1.55	01/04/28	32,446
	65,625	2.06	12/07/28	Nil
			01/04/25		22,826	34,862
			12/07/25		16,407	25,058
Gary C. Huber	193,574	0.79	11/05/24	180,021
	213,914	0.63	11/13/25	224,815
	87,858	1.44	08/27/26	38,528
	91,305	1.55	01/04/28	32,446
	65,625	2.06	12/07/28	Nil
			01/04/25		22,826	34,862
			12/07/25		16,407	25,058
Thomas H. Parker	193,574	0.79	11/05/24	180,021
	213,914	0.63	11/13/25	224,815
	87,858	1.44	08/27/26	38,528
	91,305	1.55	01/04/28	32,446
	65,625	2.06	12/07/28	Nil
			01/04/25		22,826	34,862
			12/07/25		16,407	25,058
Kathy E. Walker	193,574	0.79	11/05/24	180,021
	213,914	0.63	11/13/25	224,815
	87,858	1.44	08/27/26	38,528
	91,305	1.55	01/04/28	32,446
	65,625	2.06	12/07/28	Nil
			01/04/25		22,826	34,862
			12/07/25		16,407	25,058

PAY RATIO OF CHIEF EXECUTIVE OFFICER COMPENSATION TO

MEDIAN EMPLOYEE COMPENSATION

The pay ratio of our CEO, Mr. Cash, to our median employee’s compensation for 2023 was 15:1.

We have recalculated the compensation for this discussion, including our median employee’s compensation, based upon 2023 data, because of the level of hiring conducted during the year for ramp-up of our operating Lost Creek ISR facility. Mr. Cash’s annual total compensation compared with that of the estimated median compensated Ur‑Energy employee was 15:1.

33

For this process, we identified our median compensated employee, using a consistently applied compensation measure; this was defined as base salary (including overtime) and other cash incentives, including the short-term bonus, which provides a reasonable estimate of compensation received. We did not include the value of our health and welfare benefits, as those are benefits programs for which all our regular full-time employees, including the CEO, are eligible, although we have added 401(k) Plan matches as applicable. We undertook to annualize the data of new hires and/or newly assumed positions and related salaries, including certain reasonable assumptions. We have seven part-time employees who did not factor into the calculations. We have no employees outside the U.S. and, therefore, there are no currency exchange rate issues contemplated in our calculations, except as related to equity compensation, as described elsewhere in this Circular. Our calculations included all regular full-time employees of Ur‑Energy USA Inc. and Lost Creek ISR, LLC, our two subsidiaries with employees, which at the point of measurement, in December 2023, numbered 78 collectively (excluding Mr. Cash). We typically do not employ temporary or seasonal employees and did not at the calculation date.

We determined that, in 2023, annual total compensation of the estimated median compensation for an employee was approximately $74,689. Based upon the same criteria, Mr. Cash’s annual total compensation for 2023 was $1,133,845. As with the other employees, Mr. Cash’s base annual compensation was combined with other compensation components, including equity compensation and 401(k) Plan match to identify his total compensation. The pay ratio for 2023, therefore, was 15:1. This pay ratio is a reasonable estimate calculated in accordance with SEC rules based on our payroll and employment records and the methodology described here.

Our practices seek to ensure a compensation program which is fair, equitable, compliant and which aligns with our overall business objectives. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, exclusions, and assumptions that reflect their compensation practices. As such, the figures and ultimately the pay ratio reported above may not be comparable to the calculations and pay ratio reported by other companies, even those in a related industry or of a similar size and scope. Other companies may have different employment practices, regional demographics or may utilize different methodologies and assumptions in calculating their pay ratios.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance of our Company. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or our Compensation Committee view the link between the Company’s performance and our executive pay.

Pay Versus Performance Table

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed calendar years. The table below presents information on the compensation of our Chief Executive Officer and our other NEOs in comparison to certain performance metrics for 2023, 2022 and 2021. The metrics are not those that our Compensation Committee uses when setting executive compensation. The use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules. CAP does not reflect the amount of compensation actually paid, earned, or received during the applicable year.

Year	Summary Compensation Table Total for PEO(1) (2) ($)	Compensation Actually paid to PEO(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(4) (5) ($)	Average compensation Actual Paid to Non-PEO NEOs(6) ($)	Value of initial fixed $100 Investment Based on TSR ($)	Net Loss (in thousands) ($)
2023	1,133,845	1,264,503	726,784	814,529	192.50	(30,656)
2022	977,721	929,307	555,000	582,974	152.50	(17,140)
2021	828,201	1,322,323	430,460	666,562	143.75	(22,938)

________________________

(1)

The principal executive officer (the “PEO”) was John W. Cash in 2023 and 2022 and Jeffrey T. Klenda in 2021. Mr. Klenda was our CEO in early 2022 prior to his retirement and Mr. Cash assumed the CEO position at that time.

(2)	Reflects the total compensation reported in the Summary Compensation Table for Mr. Cash in 2023 and 2022 and Mr. Klenda in 2021.
(3)	Represents the total compensation reported in the Summary Compensation Table adjusted in accordance with Item 402(v) of Regulation S-K. The adjustments are described more fully in the following table.
(4)	The Non-PEO NEOs were Roger L. Smith, Penne A. Goplerud, and Steven M. Hatten in 2023, 2022, and in 2021, which also included Mr. Cash.
(5)	Reflects the average total compensation reported in the Summary Compensation Table for Messrs. Smith and Hatten, and Ms. Goplerud for each of the years presented and for Mr. Cash in 2021.
(6)

Represents the average total compensation reported in the Summary Compensation Table adjusted in accordance with Item 402(v) of Regulation S-K. The adjustments are described more fully in the following table.

34

Summary Compensation Table Adjustments to Arrive at Compensation Actually Paid

The table below provides the adjustments to the Summary Compensation Table amounts shown in the previous table to arrive at the compensation actually paid to the PEO and the average compensation actually paid to the non-PEO NEOs.

	2023		2022		2021
Description	PEO Totals (1) ($)	Non-PEO NEO Averages (2) ($)	PEO Totals (1) ($)	Non-PEO NEO Averages (2) ($)	PEO Totals (1) ($)	Non-PEO NEO Averages (2) ($)
Summary compensation table Total compensation (3)	1,133,845	726,784	977,721	555,000	828,201	430,460
Subtract summary compensation table Stock awards (3)	(71,214)	(40,958)	(53,301)	(34,063)	(54,359)	(25,555)
Subtract summary compensation table Option awards (3)	(160,041)	(92,050)	(286,341)	(78,269)	(112,070)	(52,686)
Add fair value of awards granted during the covered year that are unvested at year end, determined as of covered year end (4)	230,146	132,372	265,537	109,667	179,758	84,507
Add change in fair value of awards granted in prior years that are unvested as of covered year end, determined based on the change in fair value from prior year end to covered year end (5)	89,836	42,021	(4,409)	(5,259)	200,804	94,401
Add change in fair value of awards granted in prior years that vest in the covered year, determined based on the change in fair value from prior year end to covered year vesting date (6)	41,931	46,361	30,100	35,898	279,989	135,435
Compensation actually paid	1,264,503	814,529	929,307	582,974	1,322,323	666,562

(1)	The PEO was John W. Cash in 2023 and 2022 and Jeffrey T. Klenda was PEO in 2021. Mr. Klenda was our CEO in early 2022 prior to his retirement and Mr. Cash assumed the CEO position at that time.
(2)	The Non-PEO NEOs were Roger L. Smith, Penne A. Goplerud, and Steven M. Hatten in 2023, 2022, and 2021, which also included Mr. Cash.
(3)

Reflects the total compensation, stock awards, and option awards reported in the Summary Compensation Table for the PEOs and average compensation, stock awards, and option awards reported in the Summary Compensation Table for the non-PEO NEOs.

(4)	Reflects the fair value of the awards granted during the covered year that were unvested at the covered year end. The fair values were determined as of December 31 of each respective covered year.
(5)

Reflects the change in the fair value of the awards granted prior to the covered year that were unvested as of the covered year end. The change in the fair value of the awards was determined based on the change in the fair value from December 31 of each respective prior year end to December 31 of each respective covered year.

(6)

Reflects the change in the fair value of the awards granted prior to the covered year that vested in the covered year. The change in the fair value of the awards was determined based on the change in the fair value from December 31 of each respective prior year end to the vesting date of the awards in the respective covered year.

35

Per SEC rules, CAP was calculated by adjusting the Summary Compensation Table total and average compensation in the covered year as described in the above Summary Compensation Table Adjustments to Arrive at Compensation Actually Paid table. Changes in the market price of our Common Shares following the grant date of an award can significantly influence the CAP calculations.

The following table is intended to assist in understanding the CAP changes in the above tables:

	2021	2022	2023
Canadian dollar share price used for CAP and TSR calculations (1)	1.54	1.57	2.02

________________________

(1)

The Company’s stock and option awards are priced in Canadian dollars in accordance with the terms of the Amended and Restated Stock Option and RSU&EI Plans. All award adjustments in the Summary Compensation Table Adjustments to Arrive at Compensation Actually Paid table above are initially calculated in Canadian dollars and then converted to U.S. dollars using exchange rates in effect for the respective periods.

The change in the market price of our Common Shares can greatly impact CAP calculations. Our share price increased from Canadian $1.54 in 2021 to Canadian $1.57 in 2022. This change did not significantly influence the 2022 CAP adjustments. Our share price increased from Canadian $1.57 in 2022 to Canadian $2.02 in 2023. This change significantly influenced the 2023 CAP adjustments noted in the preceding Summary Compensation Table Adjustments to Arrive at Compensation Actually Paid table.

Relationship between Compensation Actually Paid and Prescribed Performance Measures

The following chart shows the relationship between CAP and the Company’s TSR for the covered periods.

A $100 investment made on December 31, 2020 would have increased to $153, $144, and $193 in the years ended December 31, 2021, 2022, and 2023, respectively.  This is a direct reflection of our share price performance during the same periods.  Share price performance is one of many measures used to evaluate performance and determine executive compensation.  However, our business and industry are heavily dependent upon the market price for uranium.  Uranium prices were persistently depressed for many years and only began to improve in 2021, which in part influenced our share price performance.

36

The following chart shows the relationship between CAP and the Company’s net loss for the covered periods.

Our net loss decreased from $22.9 million in 2021 to $17.1 million in 2022 and increased to $30.7 million in 2023. We were not in commercial production during 2021 or 2022, having reduced production levels in response to a persistently depressed uranium market. In 2023, we initiated production activities in response to a recovering uranium market and significantly increased development expenditures, which led to an increased loss for the year. Because we were not in production in 2021 and 2022, and only initiated production in 2023, net loss does not necessarily align with how the Company, or our Compensation Committee, views the link between the Company’s performance and our executive pay. Therefore, we would not find the relationship of net income to executive compensation meaningful, nor directly target it for incentives or otherwise in our compensation program until commercial production levels have resumed.

37

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of Ur-Energy Inc.:

Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our financial statements in accordance with U.S. generally accepted accounting principles (“US GAAP”) and the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue an opinion on our financial statements. Our responsibility is to monitor and oversee those processes. We hereby report to the Board of Directors that, in connection with the financial statements for the year ended December 31, 2023, we have:

·	reviewed and discussed the audited consolidated financial statements with management and the independent accountants;

·	discussed with the independent accountants the matters required to be discussed by AS 1301; and

·	received the written disclosures and the letter from the independent accountants required by PCAOB Rule 3526, as may be modified or supplemented, and discussed with the independent accountants the accountants’ independence.

Based on the discussions and our review described above, we recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2023, be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2023.

Respectfully submitted,

The Audit Committee of Ur-Energy Inc.

Thomas Parker, Chair

Rob Chang

Gary C. Huber

Kathy E. Walker

38

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Introduction

Our Board of Directors believes that effective corporate governance contributes to improved corporate performance and enhanced shareholder value. The Board has reviewed the corporate governance best practices identified in National Policy 58‑201 Corporate Governance Guidelinesand National Instrument 58-101Disclosure of Corporate Governance Practices (collectively, the “CSA Guidelines”). The Board of Directors is committed to ensuring that the Company follows best practices and continues to develop and enhance such practices.

Board Mandate

The responsibility of the Board of Directors is to supervise the management of the business and affairs of the Company in accordance with the best interests of the Company and its shareholders. Our Board establishes overall policies and standards for the Company and is engaged in company-wide risk management oversight. When premised upon a reasonable basis, the Directors are entitled to rely upon management and the advice of the Company’s outside advisors and auditors. The Board also delegates certain responsibilities to its standing committees, based upon the approved charters of each, which are reviewed on a regular basis.

The Board of Directors does not currently have a written mandate or a written description for the Chairman of the Board or the Chief Executive Officer. In discharging its responsibility, the Board routinely reviews the performance and responsibilities of the Chief Executive Office. Further, the Board oversees and reviews the development and implementation of the following significant corporate plans and initiatives:

·	the identification of the principal risks to the Company’s business and the implementation of systems to manage these risks, whether financial, operational, environmental, safety-related, cyber-security or otherwise;
·	the Company’s strategic planning and budgeting process;
·	succession planning and determination of relative strengths of existing management including the needs to ensure sufficient depth of management, including appointing, developing and monitoring senior management of the Company;
·	shareholder communications, as well as public communications policies and the continuous disclosure record of the Company;
·	analysis and approval of significant acquisitions and dispositions of mineral properties or other Company assets; and
·	monitoring the integrity of the Company’s internal controls and management information systems.

When needed, the Board of Directors recruits possible directors from contacts within the mining industry and other strategic areas that will complement the knowledge and depth of the Board. Currently, the Board has determined that seven directors is an appropriate number of directors to oversee and provide guidance to management on the business and affairs of the Company, which will continue following the Meeting, in light of recent refreshment with the appointment of Messrs. Pressey and Dyke. However, the Board continues to evaluate its size in conjunction with the further development of our operations as we ramp up and possible growth or other strategic decisions of the Company.

Orientation and Continuing Education of our Board Members

We feel it is important that new directors who join the Board of Directors are provided with the opportunity to immerse themselves in a robust orientation of the Company, the Board of Directors, and the committees of the Board, including our history, culture, and governance practices. All material relationships and agreements, technical reports, and recent continuous disclosure filings are provided and reviewed. In addition, new directors have the opportunity to attend Committee meetings by invitation and to meet with management of the Company to have a better understanding of the business of the Company and its operations. A site visit to our operating Lost Creek uranium ISR facility is strongly encouraged before or shortly after a new director has joined the Board. Most recently, Mr. Cash participated in a full board-practices orientation process in 2022 and, currently, Messrs. Pressey and Dyke are engaged in the orientation process.

39

Directors are encouraged to participate in continuing education courses in corporate governance, executive and director compensation, technical matters, and other fields that will assist them in their role as directors of the Company or on various committees and enhance stakeholder confidence. Additionally, our management makes use of a variety of other online governance and board-related resources for the benefit of the Board. We remain members of National Association of Corporate Directors (“NACD”) and are pleased that our Board members and executive management are able to benefit from NACD’s publications, education programs and online resources. In 2023, Mr. Cash completed the NACD Directorship Certification® program. Costs of continuing education are borne by the Company.

Throughout the year, Directors were provided with regulatory, legal, technical, and operational updates on topics germane to the responsibilities of the Board and its standing committees. In 2023, these included reports on cyber and data security, including increased cybersecurity threats amid war and rising geopolitical tensions around the world. Presentations of key accounting considerations; tax; risk assessment and management; corporate governance and disclosure of corporate governance practices; executive and director compensation; and Canadian and U.S. securities law and other legal developments, rulemakings and proposed legislation were also provided. Updates on the possible legislation affective the DOE uranium reserve program, and other federal and state legislation affecting uranium production and nuclear fuels are routinely provided to our Board.

Additionally, management provided updates to the Board on climate change initiatives and ongoing development of environmental, social, sustainability and governance practices and guidance. Our Board members – who are all knowledgeable about the nuclear industry as well as uranium mining – are provided with comprehensive market and industry updates at each regular Board meeting. Additionally, subscriptions to trade publications are made available to our Directors; again, with costs borne by the Company. These updates and routine access to our management permit all Directors to remain aware of important developments and issues in the context of our business and the uranium market.

Board Composition – Including Diversity, Tenure and Outlook on Set Retirement Age

Upon the recommendation of the Corporate Governance and Nominating Committee, our Board of Directors has nominated the following current directors for election at the Meeting: John W. Cash, Rob Chang, Elmer W. Dyke, Gary C. Huber, Thomas H. Parker, John Paul Pressey, and Kathy E. Walker. All directors are elected annually.

At April 9, 2024, the average age of our seven director nominees to be voted upon at the Meeting is approximately 61 years of age; the average tenure of the directors to be voted on at the Meeting is approximately five years.

The Corporate Governance and Nominating Committee regularly reviews the profile of the Board members, including the average age and tenure. The Committee has not established a retirement age for the members of the Board, nor a limitation of term of service. These restrictions are considered from time to time by the Committee, including most recently in December 2023. Although our Board sees value in refreshment of its composition as has occurred on a periodic basis, the Board believes that implementing a restriction on tenure or strictly enforced retirements would unnecessarily deprive the Company of contributions from our active Board members.

The Committee prefers that our directors, without regard to age or tenure, are rigorously evaluated on their attendance and contributions to the business of the Board and Company. This scrutiny arises in assessments of the Board constitution as well as the composition of each standing committee of the Board. Most recently, the Board members have completed a comprehensive evaluation as well as developing a robust skill sets project to best plan for additional educational programs for current Directors and for Board refreshment in coming years.

Our industry and, specifically, our operations are highly technical. Historically, our Board has been well-served by the various members with extensive technical, scientific and mining experience as we developed Lost Creek and brought it into production. We retain a good deal of this knowledge base as we continue to advance operations for renewed commercial production at Lost Creek, and to proceed with the recently announced construction and development of Shirley Basin. Three of our director nominees, Dr. Huber, and Messrs. Cash and Parker have professional and technical expertise in geology, engineering and mining operations. Mr. Parker has decades of experience in executive management and other positions with operating mining companies and has lent that expertise to his role as a member of several committees of the Board, and as our Lead Director. Dr. Huber contributes his dual expertise in financial matters and geology gained in management roles of both private and public natural resource companies at various stages of development. Mr. Cash has nearly 30 years of technical, operational, regulatory, and management expertise which he lends to the Board’s consideration of all matters.

40

All our directors have C-suite or other upper-management experience, as is the case with Mr. Pressey’s leadership roles with PricewaterhouseCoopers. Our Board refreshment over the years has broadened the diversity of expertise among our Directors, with additional finance and energy sector experience to assist us with strategic planning. The diverse experience represented on our Board provides enhanced leadership and perspective to many of the business, legislative, governance and community issues the Board must navigate. We are currently reviewing committee membership with the appointment of our newest Directors and will make those determinations following their orientation and additional meetings to consider such assignments.

Ms. Walker’s additional expertise in the labor and talent fields developed as she has built the eKentucky Advanced Manufacturing Institute and related facilities, is now benefiting our Compensation Committee as she joined the Committee in 2023 and now chairs the Committee as part of our committee refreshment plan. Also, as a part of this committee refreshment, Mr. Chang joined the Treasury and Investment Committee, where his contributions will provide value based upon his experience in financial markets and financial services industry; he now chairs the Committee.

The presence of Ms. Walker reflects approximately 14% female representation among the seven directors nominated for election at the Meeting. We have a 14% representation of visible minorities among the seven directors nominated for election at the Meeting, as defined by the Employment Equity Act (Canada). Our Board’s diversity members, therefore, represent approximately 29% of the directors nominated for election at the Meeting. Our Board does not have members who are Indigenous peoples or are disabled. See also discussion at “Gender Diversity Policy and Diversity Reporting.”

The recent appointments of Messrs. Pressey and Dyke complement the addition of Mr. Cash to our Board in 2022. Mr. Cash’s wide-ranging uranium industry experiences throughout the past 30 years, including operational, regulatory, and management, place him in a unique role on our Board. Mr. Pressey’s financial and audit and assurance expertise will complement Mr. Chang’s finance and financial markets expertise. The Board will also benefit from Mr. Pressey’s experience with acquisitions and capital markets transactions. In a variety of executive roles, Mr. Dyke has led strategic planning and business development, financial performance, and risk management for several international nuclear fuel and high technology businesses.

As described in Proposal No. 1, above, the Corporate Governance and Nominating Committee and our Board have determined that our directors should possess minimum qualifications including high personal and professional ethics; history of personal and professional achievement and leadership; a commitment to the long-term interests of our shareholders demonstrated through service, risk management and share ownership; sufficient time to commit to fulfill duties as a director, including membership on standing committees as requested; active engagement and participation in the meetings of the Board, Board committees on which the member serves and on special projects as may be requested; orientation to building consensus while demonstrating independent thought; financial literacy as would be required for service on our Audit Committee; and broad experience in business, as well as education and technical expertise.

The residency, age, principal occupation and years of service as a member of our Board for each director is set forth below.

Name (Age) and Residency	Position with Company and Principal Occupation Within the Past Five Years	Service as a Director
John W. Cash (51) Wyoming, USA	Chief Executive Officer, Chairman of the Board of Directors Ur-Energy Vice President Regulatory Affairs	March 2022 - present
Rob Chang (46) Ontario, Canada	Director Chief Executive Officer Chief Financial Officer / Financial Research Analyst	March 2018 – present
Elmer W. Dyke (60) Florida, USA	Director Nuclear Company Executive	April 2024 – present
Gary C. Huber (72) Colorado, USA	Director Presently Retired (2012) Mining Company Executive	May 2015 – present
Thomas Parker (81) Montana, USA	Lead Director Presently Retired (2012) Mining Company Executive	July 2007 – present
JP Pressey (50) British Columbia, Canada	Director Presently Retired Partner, Audit Firm	April 2024 – present
Kathy E. Walker (65) Kentucky, USA	Director Director, eKentucky Advanced Manufacturing Institute Coal trader/Business owner	September 2017 – present

41

Service on Additional Boards

Mr. Chang is a director of Fission Uranium Corp. (since April 2018) and Shine Mineral Corp. (since November 2018).

Board Independence

Messrs. Chang, Dyke, Parker and Pressey, Dr. Huber, and Ms. Walker are independent directors as determined in accordance with Canadian and U.S. securities laws and the rules of the NYSE American. In determining whether a director is independent, the Board of Directors considers the specific circumstances of a director and the nature, as well as materiality, of any relationship between the director and Ur-Energy.

Committee Membership

During 2023, our Directors provided expertise and leadership to our Board committees as set forth below. As discussed elsewhere, our committee and leadership refreshment efforts have continued with the Board appointing Ms. Walker to become the Chair of the Compensation Committee and appointing Mr. Chang to become the Chair of the Treasury and Investment Committee subsequent to year-end.

Independent Board Members	2023 Committees/Memberships
	Audit	Compensation	Corporate Governance & Nominating	Treasury and Investment(1)	Health, Safety and Environment & Technical
Thomas H. Parker (Lead Director)	Chair			Chair	♦
W. William Boberg(2)			♦		♦
Rob Chang	♦	♦	♦	♦
James M. Franklin(2)		♦	♦		Chair
Gary C. Huber	♦	Chair	Chair		♦
Kathy E. Walker	♦	♦		♦

_______________________

(1)	Roger Smith, CFO of the Company, serves as a non-director member of the Treasury and Investment Committee pursuant to the Committee’s mandated composition.
(2)	Mr. Boberg and Dr. Franklin will retire from the Board at the adjournment of the Meeting. Committee assignments for our newest directors will be determined following the Meeting.

Family Relationships

None of our Directors is related to any of our executive officers.

Involvement in Certain Legal Proceedings

Corporate Cease Trade Orders or Bankruptcies

None of the directors or officers of the Company is, or has been within the ten years before the date of this Circular, a director or officer of any other issuer that, while that person was acting in that capacity, was the subject of a cease trade or similar order or an order that denied the issuer access to any statutory exemptions under Canadian or U.S. securities legislation for a period of more than 30 consecutive days or was declared bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver-manager or trustee appointed to hold the assets of that company.

Penalties or Sanctions

None of the directors or officers of the Company has been subject to any penalties or sanctions imposed by a court relating to Canadian or U.S. securities legislation or by a Canadian or U.S. securities regulatory authority or has entered into a settlement agreement with a Canadian or U.S. securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

42

Personal Bankruptcies

None of the directors, or officers, of the Company has, during the ten years prior to the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or has been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver-manager or trustee appointed to hold the assets of the director or officer.

Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires any person who is a director or executive officer of the Company or who beneficially holds more than 10% of any class of our securities which have been registered with the SEC to file reports of initial ownership and changes in ownership with the SEC. Based upon our review of copies of the Section 16(a) reports filed last year, all Section 16(a) filing reports applicable to our directors, executive officers and holders of more than 10% of any class of our registered securities were timely filed during 2023. However, we note the filing of a Form 4/A on behalf of Ms. Walker in July 2023, to reflect a sale of 104,940 Common Shares made concurrently with a previously reported option exercised and sale in 2022, which was inadvertently omitted in the original Form 4.

Leadership Structure and Board’s Role in Risk Oversight

In 2014 the Corporate Governance and Nominating Committee determined that establishment of the role of lead independent director of our Board of Directors would enhance the communications within the Board, among its committees, and with management. Our then-Chairman was not an independent member of the Board. The Committee recommended and the Board approved a policy statement for such an independent lead director’s position at any time that the chairman of our Board is not an independent director. In that event, under the adopted policy, the Corporate Governance and Nominating Committee may suggest an independent director to serve as lead independent director (“Lead Director”), who shall be approved by a majority of the independent directors. At that time, Mr. Parker was approved by a majority of the independent directors to serve as the Lead Director of our Board. With the succession of Mr. Cash to the roles of CEO and President in 2022, and the retirement of the Chairman, the Committee again carefully considered the appointment of a non-independent Chair. The independent non-executive directors, meeting separately, and then with Mr. Cash in full session, appointed Mr. Cash to serve as Chairman of the Board in 2022, a position he retains. As a result of the appointment of Mr. Cash as Chairman, the role of Lead Director continues pursuant to the Policy, and Mr. Parker continues to serve in that role.

Pursuant to the policy statement approved by the full Board, the responsibilities of the Lead Director include:

·	When necessary, act as the principal liaison between the independent directors and the Chairman of the Board and Chief Executive Officer;
·	Call and chair, at least annually, a meeting of the independent directors;
·	Preside at meetings of the Board of Directors where the Chairman of the Board is not available or where the Chairman has stated a real or perceived conflict of interest concerning a matter before the Board; and
·

During merger or acquisition discussions or activities, be advised by management at early-stage discussions, and chair any Board appointed special committee composed of independent directors to review and make recommendations regarding the proposed transaction, subject to any conflict of interest which would require the appointment of a different lead independent director being approved by a majority of the independent directors for such specified purpose.

Further, the policy statement provides that the Lead Director shall serve until such time as he or she ceases to be a director, resigns as Lead Director, is replaced as Lead Director by a majority of the independent directors, or is replaced by an independent Chairman of the Board elected by a majority of the independent directors of the Board. The performance of any serving Lead Director is to be reviewed annually as a part of the normal Board evaluation process. Mr. Parker’s performance as Lead Director has been reviewed annually, most recently on December 6, 2023.

43

Risk Management

The Board oversees the risks involved in our operations as part of its general oversight function, integrating risk management into the Company’s compliance policies and procedures. While the Board has the ultimate oversight responsibility for the risk management process, the Audit Committee, the Compensation Committee and the Technical Committee have certain specific responsibilities relating to risk management. Among other things, the Audit Committee addresses risk assessment and risk management, and reviews major risk exposures (whether financial, operating, cyber-security or otherwise) and the guidelines and policies that management has put in place to govern the process of assessing, controlling, mitigating, managing and reporting such exposures. When recommending to the Board appropriate compensation for executive officers, the Compensation Committee considers the nature, extent and acceptability of risks that the executive officers may be encouraged to take by any incentive compensation. The Compensation Committee also oversees human resources and talent management risks, succession risk and planning. The HSE & Technical Committee continues with its role of overseeing our mineral resources and related operational risks, and with ongoing operations at Lost Creek, oversees health, safety and environmental risks as well as operational information technology risks, including cybersecurity. The Board also satisfies its risk oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from executive officers responsible for oversight of particular risks within the Company. Our Chairman has implemented the practice of starting all management and Board meetings with safety shares to strengthen our overall safety culture. See also our Annual Report on Form 10-K disclosure on cybersecurity risk management and governance (filed March 6, 2024).

Majority Voting

In accordance with the Canada Business Corporations Act (“CBCA”), for all uncontested shareholder meetings, each director will be elected at a meeting only if the number of votes cast for such nominee represents a majority of the total votes cast with respect to that individual. Votes will not be deemed cast if no authority or discretion is given (for example, a broker non-vote). Under the CBCA majority vote standards, if an incumbent director is not elected by a majority of the votes at the Meeting, the incumbent director will be permitted to continue in office until the earlier of (a) the 90th day after the Meeting, or (b) the day on which his or her successor is appointed, subject to other provisions of the CBCA and other applicable law. The CBCA provisions and related regulations supersede and replace an earlier policy of the Company. The Company will adhere to the legal standards of the CBCA.

Code of Ethics and Other Policies

We have adopted a Code of Ethics (“Code”) which applies to our principal executive officer, principal financial officer, principal accounting officer or controller and others performing similar functions. The Code is available on our website at https://www.ur‑energy.com/investors/corporate-governance/governance-documents/. The Code is designed to reasonably deter wrongdoing and to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of the violations of the Code; and adherence to the Code. We intend to disclose any amendment or waiver (including any implicit waiver) of the Code on our website at https://www.ur‑energy.com/investors/corporate-governance/governance-documents/ within four business days following such amendment or waiver. Since its adoption, there have been no waivers of the Code.

We also have adopted a Code of Business Conduct and Ethics which applies to all employees, officers and directors, which also may be accessed on our website. Both the Code and the Code of Business Conduct and Ethics are reviewed routinely, most recently in December 2023. We maintain a separate Whistleblower Policy statement as a part of our Whistleblower Program. The policy provides a link to the provider’s confidential reporting website and is also found on our website at https://www.ur‑energy.com/investors/corporate-governance/governance-documents/.

Human Rights Policy

In 2022, our Board adopted a Human Rights Policy for the Company to bolster its other policy statements and to formalize our commitment to protect basic human rights as well as to further ensure compliance with existing law. While we are fortunate to work in jurisdictions with strong laws defending fundamental rights such as freedom, equality and dignity, the policy statement sets out our commitment to vigorously defend these principles as we carry out our corporate mission across our operations. The Human Rights Policy can be read on our website at https://www.ur‑energy.com/investors/corporate-governance/governance-documents/.

44

Policies Concerning Confidentiality, Public Disclosure and Restrictions on Trading Securities

The Board has also adopted various policies related to trading restrictions, disclosure requirements and confidentiality obligations which have been amended and restated from time to time, most recently effective July 28, 2022, with the adoption of an anti-pledging policy and amendment (and integration into this multi-part policy statement) of our anti-hedging policy. The Corporate Governance and Nominating Committee oversees the implementation and compliance of these policies, which are set out in the “Ur-Energy Inc. Policies Concerning Confidentiality, Public Disclosure and Restrictions on Trading Securities.” These policies are available on our website at https://www.ur‑energy.com/investors/corporate-governance/governance-documents/. All directors, officers and employees of the Company are expected to be familiar with and adhere to the policies.

Gender Diversity Policy and Diversity Reporting

The Board of Directors adopted a Gender Diversity policy in 2014 by which the Company seeks to encourage the identification, recruitment, development and, ultimately, retention of talented women at all levels including on our Board. The Board believes that a board made up of highly qualified directors, from diverse backgrounds, promotes better corporate governance and improves business outcomes. With her extensive business and energy-markets expertise, we are fortunate to have Kathy Walker on our Board. Her presence reflects approximately 14% female representation of our directors nominated for election at the Meeting. Ms. Walker has been a valued member of key standing committees of the Board since 2018 (Audit and Treasury and Investment) and, in 2023, agreed to begin serving on the Compensation Committee which she now chairs. As set forth above, we also have a 14% representation of visible minorities of our directors nominated for election at the Meeting. Mr. Chang has contributed his expertise on matters of finance and financial markets, on the Audit, Compensation and Corporate Governance Committees and, in 2023, agreed to join the Treasury and Investment Committee, which he now chairs.

Consideration of the level of representation on the Board by women and other designated groups will continue to be an important consideration during searches for qualified new Board members as those needs may arise. The Company embraces the proposition that more women on boards is advantageous. We remain duty bound to recruit and invest in the best available talent based upon education, experience and personal skills and qualities. Although the Board is not at this time endorsing a quota or target, it continues to seek qualified candidates for increasing representation of women on the Board, in executive management and throughout the Company.

There has not been systemic consideration of the effectiveness or measures taken under the policy. However, the Governance Committee will continue to review additional qualified female candidates who are placed before it, The Committee will also continue to consider thoroughly the qualifications of all candidates brought forward for consideration.

Total Number of Directors Nominated for Election to the Board of Directors and Senior Management Members
Board of Directors	Seven (7)

Diversity of the Directors Nominated for Election to the Board of Directors
Gender	One (1)
Visible Minority	One (1)

Diversity of Members of Senior Management
Female	One in Five (20%)

As shown above, the Company has one female executive officer, Penne Goplerud, who has served as General Counsel and Corporate Secretary since 2011. Among our current five-person management team, this is a 20% representation by women. Prior to her appointment as a member of our executive officers, Ms. Goplerud was the Company’s Associate General Counsel from 2007 - 2011 and acted as outside counsel from 2005 until she joined us in 2007 as an employee.

We have been fortunate in our recruitment efforts as we hired for return to commercial production at Lost Creek: we have added female professionals and managers in our engineering, geologic and laboratory staff to complement key roles filled by females in our accounting, finance, and land/legal departments. Additionally, we have female staff members in nearly all of our departments including operations, construction, service technicians and other support roles.

45

At this time, we have not established a policy or targets for additional representation in identified diversity groups (e.g., women, visible minorities, Aboriginal, and disabled individuals) in our executive group. We have no executives who are visible minorities, Aboriginal or disabled.

While we continue to find that our smaller structure of our executive team works well, we will continue to evaluate whether renewed production operations and other growth suggests the need for an addition to our management team to best deliver successful corporate results. If or as our executive group is further expanded or current members may depart and be replaced, we believe that experience, merit and skill sets must be considered when candidates are evaluated, together with a thoughtful consideration of all types of diversity. We remain committed to equality of opportunity and look forward to facilitating any appropriate increase in representation of women and other diverse groups in our management structure based upon merit and overall qualifications.

Meetings of the Board and Committees

The Board of Directors meets at least four times a year and more frequently if required. In 2023, the Board of Directors met 14 times. Additionally, the Board of Directors took 12 actions by written resolutions. The Board of Directors from time to time holds a portion of its meetings when management departs, and the independent directors meet in camera. During 2023 the Board held one meeting during which non-director executives were excused for a portion of the meeting. Additionally, the independent directors met in camera without executive management present at the annual meeting of independent directors held in December 2023.

Board Committees

There are five permanent committees of the Board of Directors: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Treasury & Investment Committee and the HSE & Technical Committee. The Board of Directors may also appoint other temporary or permanent committees from time to time for particular purposes.

The following sets out a summary of the responsibilities and activities of the Board Committees and the Report of the Audit Committee. The charters of each of the permanent standing committees may be found on our website https://www.ur-energy/investors/corporate-governance/.

Audit Committee

The Audit Committee assists the Board of Directors in carrying out its responsibilities relating to corporate accounting and financial reporting practices, as well as oversight of internal controls, and the Company’s Whistleblower Program. The duties and responsibilities of the Audit Committee include the following:

·	reviewing for recommendation to the Board of Directors for its approval the principal documents comprising our continuous disclosure record, including interim and annual financial statements and management’s discussion and analysis;
·

recommending to the Board of Directors a firm of independent auditors for appointment by the shareholders and reporting to the Board on the fees and expenses of such auditors. The Audit Committee has the authority and responsibility to select, evaluate and, if necessary, replace the independent auditor. The Audit Committee has the authority to approve all audit engagement fees and terms and the Audit Committee, or a member of the Audit Committee, must review and pre-approve any non-audit services provided to the Company by our independent auditor and consider the impact on the independence of the auditor;

·	reviewing periodic reports from the Chief Financial Officer;
·	discussing with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response; and
·	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including through the Whistleblower Program.

The Audit Committee maintains direct communication during the year with our independent auditor and with our executive officers and other personnel responsible for accounting and financial matters.

46

During 2023, the members of the Audit Committee were Thomas Parker (Chair), Rob Chang, Gary Huber, and Kathy Walker. The members of the Audit Committee were in 2023, and are currently, independent directors pursuant to National Instrument 52-110 Audit Committees (“NI 52-110”) and the listing standards of the NYSE American. Each of the members is financially literate as defined in NI 52-110 and financially sophisticated under the NYSE American rules. The Audit Committee has confirmed each member as an “audit committee financial expert” as that term is currently defined by the rules of the SEC.

During 2023, the Audit Committee met five times, and took two actions by written resolution. The activities of the Audit Committee over the past year included the following:

·	review of our annual financial statements and management’s discussion and analysis prior to filing with the regulatory authorities;
·	review of our quarterly interim financial statements and management’s discussion and analysis prior to filing with regulatory authorities;
·	review of periodic reports from the Chief Financial Officer;
·	review of applicable corporate disclosure reporting and control processes, including Chief Executive Officer and Chief Financial Officer certifications;
·	review of reports from our external firm for testing of internal controls;
·	review Audit Committee governance practices to ensure its terms of reference incorporate all regulatory requirements;
·	oversee the Company’s Whistleblower Program, including training regarding the program;
·	assess and manage risk, including those risks presented by cyber-security and related threats, including receiving presentations by management related to these threats;
·	received presentations on new regulatory matters and accounting pronouncements;
·	review of the Audit Committee Charter; and
·	review of the engagement letter with the independent auditors and annual audit fees prior to approval by the Board of Directors, and pre-approving non-audit services and their cost prior to commencement.

The Audit Committee has recommended to the Board of Directors that Ur-Energy shareholders be requested to re-appoint PricewaterhouseCoopers LLP, Chartered Professional Accountants, as the independent auditor for 2024.

The Audit Committee reviews its charter on a yearly basis and did so most recently on December 6, 2023. The Committee’s charter was last substantively amended in 2016. The qualifications of each of the members of the Audit Committee are set forth above as a part of Proposal No. 1.

Compensation Committee

The Compensation Committee assists the Board of Directors in carrying out its responsibilities relating to personnel matters, including performance, compensation practices and rates. The Compensation Committee assists in developing corporate objectives against which to assess members of management including the Chief Executive Officer. The Committee reviews and makes recommendations to the Board with respect to employee and consultant compensation arrangements including equity compensation. The Compensation Committee reviews its charter on a yearly basis and did so most recently on December 6, 2023. The Committee’s charter was last substantively amended in 2018.

The Compensation Committee met four times in 2023. Additionally, the Committee took four actions by written resolution in 2023. Portions of meetings are conducted without management present, including specifically for the purpose of discussing the compensation of the Chief Executive Officer. The Committee convened one session without management present in 2023. Additionally, the Compensation Committee considers various matters related to the Company’s compensation program, executive and director compensation, share ownership guidelines for directors and executive officers (including compliance), our equity compensation plans, and presentations on trends in governance and compensation including compensation practices and remuneration of peer comparators and “say on pay.” The Compensation Committee reviews the results of the “say on pay” vote of our shareholders which we conduct annually. Importantly, the Committee annually completes a risk assessment of our compensation program and practices. Finally, the Compensation Committee is authorized to engage, at the Company’s expense, compensation consulting firms or other professional advisors as necessary to assist in discharging its responsibilities. As noted above, the Committee did not utilize the services of a consultant in 2023.

47

During 2023, the members of the Committee were Gary Huber (Chair in 2023), Rob Chang, James Franklin and Kathy Walker. As noted elsewhere in this Circular, Ms. Walker became the Chair of the Committee in March 2024. The members of the Compensation Committee were in 2023, and are currently, independent under applicable law and the rules of the NYSE American. As well, at least two members of the Committee (all four, currently) qualify as “outside” directors within the meaning of U.S. Internal Revenue Code Section 162(m) and as “non-employee” directors within the meaning of Rule 16b-3 under the Exchange Act, as amended. The qualifications of each of the members of the Compensation Committee are set forth above as a part of Proposal No. 1.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee assists the Board of Directors with determining the director nominees for election to the Board, recommending candidates to fill vacancies, other aspects of succession planning, the composition of the committees of the Board and monitoring compliance with corporate governance regulatory requirements. In performing its duties, the Committee will review and consider director nominees recommended by shareholders. The Committee also conducts Board member evaluations and evaluation of the Lead Director on an annual basis, while considering the overall composition and appropriate size of the Board.

The Corporate Governance and Nominating Committee reviews its charter on a yearly basis and did so most recently on December 6, 2023. The Committee’s charter was last substantively amended in 2017.

During 2023, the members of the Committee were Gary Huber (Chair), William Boberg, Rob Chang and James Franklin. The Corporate Governance and Nominating Committee met three times in 2023, including an in camera session, and took two actions by written resolution. The members of the Corporate Governance and Nominating Committee were in 2023, and are currently, independent under the rules of the NYSE American. With the retirement of Mr. Boberg and Dr. Franklin following the Meeting, the Committee composition will be restored to at least three directors pursuant to its charter. The qualifications of each of the members of the Corporate Governance and Nominating Committee are set forth above as a part of Proposal No. 1.

During 2023, the Corporate Governance and Nominating Committee received presentations about potential risks to the Company and risk assessment and management; the Company’s directors’ and officers’ liability program and insurance coverage; and a variety of environmental, social and governance (ESG) matters, including evolving guidance and practices. The Committee reviewed generally our corporate policies including the Code of Ethics, Whistleblower Policy, and Ur‑Energy Inc. Policies Concerning Confidentiality, Public Disclosure and Restrictions on Trading Securities. The Committee considered the comprehensive skills matrix analysis compiled in 2023 as it advanced Board refreshment and succession planning.

Treasury & Investment Committee

The Treasury & Investment Committee assists the Board of Directors by centralizing oversight of all treasury activities of the Company, insofar as practical, and coordinating our banking, cash management, investment and funding arrangements. The Committee also formulates and implements the Treasury and Investment Policy, reviewing it from time to time. The Committee’s charter provides that the Committee consist of the Chief Financial Officer and at least two independent members of the Board of Directors. The Committee reviews its charter on an annual basis and did so most recently on December 6, 2023. The last amendment to the policy and charter occurred in 2022.

During 2023, the members of the Treasury & Investment Committee were Directors Thomas Parker (Chair in 2023), Kathy Walker, Rob Chang and our Chief Financial Officer, Roger Smith. Subsequent to year-end, Rob Chang was appointed to be the Chair of the Committee. The Treasury & Investment Committee met twice during 2023.

HSE & Technical Committee

The Health, Safety and Environment & Technical Committee (the “HSE & Technical Committee”) assists the Board of Directors with reserve and resource matters relating to our mineral properties; technical matters relating to our exploration, development, permitting, construction, operations, reclamation and restoration activities; health, safety and environmental matters relating to our operations and activities; and compliance with legal requirements relating to reserve and resource matters, technical matters, and health, safety and environmental matters. The Committee’s charter is reviewed annually, including most recently on December 6, 2023. The last amendment to the charter was made in 2020.

48

The members of the HSE & Technical Committee in 2023 were James Franklin (Chair) (Professional Geologist), William Boberg (Professional Geologist), Thomas Parker (Professional Engineer), and Gary Huber (Professional Geologist). The members of the Committee are not required to be independent. Currently, however, all members are independent. Members of executive management routinely participate in the Committee meetings presenting reports on operations, EHS, and regulatory and other matters. Because of the significance of the physical and environmental safety and operational matters overseen by the Committee, a standing invitation exists for all Directors and executive officers to attend the Committee’s meetings. As a part of more frequently held video conference meetings of the Board, we adapted our practices to receive many operational and technical reports which historically were more received by the Committee to be a part of the management report to the full Board. The Committee held three formal meetings during 2023.

The HSE & Technical Committee also conducts certain of its reviews by means of informal meetings, including in-house technical sessions at the Lost Creek site. The HSE & Technical Committee continued its tradition of an annual visit to Lost Creek in 2023 with all directors in attendance. The onsite sessions allow the Committee to meet with other members of the Board, executive management and senior professional, technical and operations staff to receive presentations on a variety of safety, technical, and operations topics.

Summary of Memberships on Permanent Committees and Record of Attendance for 2023

During the year ended December 31, 2023, the Board of Directors and its permanent committees met as follows:

Board of Directors	14	(1)
Audit Committee (“AC”)	5
Compensation Committee (“CC”)	4
Corporate Governance and Nominating Committee (“CGN”)	3
HSE & Technical Committee (“HSE&TC”)	3
Treasury & Investment Committee (“TIC”)	2
Total number of meetings held	31

_____________________________

(1)    In addition to the 14 meetings held by the Board of Directors, 12 actions were taken by resolution in writing.

Our Board strives for 100% attendance at each meeting, with particular importance placed upon the five regularly scheduled meetings each year. At times, special meetings may be called on short notice and it may be difficult to achieve full attendance. In the case of any such absences, our Chair and CEO, Mr. Cash, meets with any Director who has been unable to attend to apprise that director of the business of the meeting and outcome of any actions taken.

All of our Directors had better than 92% attendance at Board meetings and all attended the four regularly called quarterly meetings and our annual review meeting. All committee members attended 100% of their assigned committees’ meetings. Additionally, Roger Smith, CFO of the Company, who serves as a member of the Treasury and Investment Committee, attended 100% of the meetings of that committee.

For 2023, attendance by our Directors at scheduled Board and assigned committee meetings is set forth below. Please note that Mr. Chang was appointed to the Treasury and Investment Committee in March 2024. He attended the only meeting held by the Committee after that in 2024. Ms. Walker was appointed to the Compensation Committee in March 2024, and she attended the three meetings held by the Committee after that time in 2023.

	Board Meetings	Committee Memberships and Meetings Attended
Director	Attended	AC	CC	CGN	TIC	HSE&TC
John W. Cash	14/14	-	-	-	-	-
W. William Boberg	14/14	-	-	3/3	-	4/4
Rob Chang	13/14	5/5	4/4	3/3	1/1	-
James M. Franklin	14/14	-	4/4	3/3	-	4/4
Gary C. Huber	14/14	5/5	4/4	3/3	-	4/4
Thomas H. Parker	14/14	5/5	-	-	2/2	4/4
Kathy E. Walker	14/14	5/5	3/3	-	2/2	-

49

Board Attendance at Shareholder Meeting

It has been the Company’s practice and expectation that our Directors attend the annual shareholders’ meeting, either in person or virtually. In 2023, all of our Directors attended our annual and special meeting of shareholders in person or by teleconference. We anticipate that many of our Directors will attend this Meeting in person, although we will continue to facilitate attendance and participation by our Directors at our annual meetings of shareholders through a teleconference and/or webcast platform, where practical, to reduce costs.

Disclosure and Shareholder Feedback

The Board of Directors believes that management should speak for the Company in its communications with shareholders and others in the investment community and that the Board of Directors should be satisfied that appropriate investor relations programs and procedures are in place. The Board of Directors has approved these policies, including the designation of spokespersons in behalf of the Company, from time to time. The Board of Directors regularly reviews the Company’s major communications with shareholders and the public, including continuous disclosure documents and periodic press releases in accordance with the Company’s policies.

Throughout the year, Mr. Cash spoke with many of our dedicated shareholders about topics of interest, including the continued growth of global support for nuclear energy, the DOE uranium reserve program and legislative support for nuclear energy and domestic uranium recovery. He was also able to discuss various ESG issues, including the value of green nuclear energy and the environmental benefits of our in situ recovery methods and our R&D projects, as well as the energy security that nuclear energy and domestic uranium production provide.

Shareholder Communication with the Board

We believe that it is important to maintain good shareholder relations. The Board of Directors will give appropriate attention to all written communications that are submitted by shareholders. Any shareholder wishing to send communications to the Board, or a specific committee of the Board, should send such communication to the Corporate Secretary of the Company by email to legaldept@Ur‑Energy.com or by mail to Ur-Energy Inc. Board of Directors, c/o Corporate Secretary, 10758 West Centennial Road, Suite 200, Littleton, Colorado, USA 80127. All communications shall state the type and amount of the Company’s securities held by the shareholder and shall clearly state that the communication is intended to be shared with the Board, or if applicable, with a specific committee of the Board. The Corporate Secretary shall forward all such communications to the Board or the specific committee, as appropriate.

Expectations of Management

The Board of Directors believes that it is appropriate for management to be responsible for the development of long-term strategies for our Company. Meetings of the Board of Directors are held, as required, to specifically review and deal with long-term strategies of the Company as presented by senior members of management.

The Board of Directors appreciates the value of having its executive officers attend board meetings to provide information and opinions to assist the Directors in their deliberations. The Chair, in consultation with the Chief Financial Officer and Corporate Secretary, arranges for the attendance of executive officers for consultation including operational, technical, and regulatory presentations at Board meetings.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

At no time since the beginning of the Company’s last financial year was any Director, executive officer, proposed nominee for election as a director, or any of their respective associates, indebted to the Company or any of its subsidiaries, nor was the indebtedness of any such person to another entity the subject of any guarantee, support agreement, letter of credit or similar arrangement provided by the Company or any of its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of our directors or officers has had any material interest, direct or indirect, in any material transaction since the incorporation of Ur-Energy or in any proposed transaction which has or may materially affect Ur-Energy.

50

As discussed in their biographies set forth herein, certain of our directors and/or officers are also directors and/or officers of one or more other mining or natural resources companies. Our directors and officers are also in many cases shareholders of one or more mining or natural resources companies. Consequently, there exists the possibility for such directors and/or officers to be in a position of conflict. While there is a potential for conflicts of interest to arise in such situations, that potential is minimized because of the nature of these other companies including those in other areas of mineral resources and precious metals. Any decision made by any of these directors and/or officers will be made in accordance with their duties and obligations to deal fairly and in good faith with Ur‑Energy and such other companies. In addition, at meetings of the Board, any director with an interest in a matter being considered will declare such interest and refrain from voting on such matter.

The Audit Committee is charged with reviewing and approving in advance any transaction with any “related person,” as that term is defined under applicable U.S. securities laws. Except as previously disclosed, there have been no material transactions between the Company and any “related person” since the beginning of the Company’s last fiscal year that would be required to be disclosed under applicable U.S. securities laws.

HOUSEHOLDING

The bank, broker or other nominee for any shareholder who is a beneficial owner, but not the record holder, of the Company’s Common Shares may deliver only one copy of the Notice of Internet Availability to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Circular to a shareholder at a shared address to which a single copy of the document was delivered. Shareholders who wish to receive a separate copy of the Circular now, or a separate copy of the Notice of Internet Availability or Circular in the future, should write to us at: Ur-Energy Inc., 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127, Attention: Corporate Secretary. Beneficial owners sharing an address who are receiving multiple copies of the Circular and wish to receive a single copy of the Notice of Internet Availability or Circular in the future will need to contact their broker, bank or other nominee to request that only a single copy be mailed to all shareholders at the shared address in the future.

ACCOMPANYING FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE

Additional financial information for the Company is available in the Company’s audited consolidated financial statements for the year ended December 31, 2023, and related management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2023, included in the Annual Report on Form 10‑K which has been filed with the SEC at https://www.sec.gov/edgar.shtml, and with Canadian securities regulators at https://sedarplus.ca.

51

ANNUAL REPORT TO SHAREHOLDERS

The Company’s Annual Report on Form 10-K for the year ended December 31, 2023, may be accessed at https://www.sec.gov/edgar.shtml.

SHAREHOLDER PROPOSALS

All proposals of the Company’s shareholders intended to be presented at the Company’s annual meeting of shareholders in 2025 must meet the requirements set forth in Section 137 of the Canada Business Corporations Act,as amended (“CBCA”) and Rule 14a-8 of the Exchange Act. Pursuant to the CBCA, proposals must be received by the Company’s Corporate Secretary within the “prescribed period,” defined as the 60-day period that begins on the 150th day before the anniversary of the previous annual meeting of shareholders. As the date of the Meeting is June 6, 2024, the “prescribed period” for submitting a proposal in connection with the next annual meeting of shareholders of the Company in 2025 will be January 7, 2025 to March 8, 2025, in order to be included in the Management Proxy Circular for the Company’s 2025 annual meeting. The Company’s next annual meeting of shareholders is planned for June 2025.

As to any proposal that a shareholder intends to present to shareholders other than by inclusion in our Management Proxy Circular for our 2025 annual meeting of shareholders, the proxies named in our proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless we receive notice of the matter to be proposed not later than March 11, 2025. Even if proper notice is received on or prior to that date, the proxies named in our proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

AVAILABILITY OF DOCUMENTS

Upon request made to the Corporate Secretary of Ur-Energy Inc. at 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127, or by email at legaldept@Ur-Energy.com, or by telephone (+1 720-981-4588 ext. 250), the Corporate Secretary will provide to any shareholder of the Company entitled to vote at the Annual Meeting, free of charge, by first class mail within one business day of receipt of written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (including exhibits) as filed with the SEC and with the Canadian securities authorities. Due to continuing remote-work arrangements, we may be able to respond to your request more quickly by email request and response.

OTHER MATTERS

Our management and the Board of Directors know of no other matters to be brought before the Meeting. If other matters are presented properly to the shareholders for action at the Meeting and any postponements and adjournments thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the Common Shares represented by such proxy are entitled to vote.

There have been no other proposals made by shareholders for consideration at this Meeting, nor are there any other proposals to be addressed at the Meeting but not included in this Circular.

APPROVAL

The contents and mailing of this Circular have been approved by the Board of Directors of the Company.

You are urged to promptly complete, sign, date and return your proxy, or to vote online or by telephone as set forth above. You may revoke your proxy at any time before it is voted. If you attend the Meeting in person, and you are a Registered Shareholder, you may vote your shares at the time of the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ John W. Cash
John W. Cash, Chairman

52

Ur-Energy

Computershare

8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

Security Class

Holder Account Number

Fold

Form of Proxy - Annual General and Special Meeting to be held on June 6, 2024

This Form of Proxy is solicited by and on behalf of Management of Ur-Energy Inc.

Notes to proxy

1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors.**
6. The securities represented by this proxy will be voted in favor or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management and the Board of Directors.
9. If the meeting is adjourned or postponed, your proxy must be received by 1:00 p.m. (Mountain Time) on the last business day preceding the day of the reconvened meeting.

Fold

Proxies submitted must be received by 11:59 p.m., ET, on June 3, 2024.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

To Receive Documents Electronically

- You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

01ZU7A

Appointment of Proxyholder

I/We being holder(s) of Ur-Energy Inc. common shares hereby appoint: John W. Cash, Chairman and CEO or, failing him, Penne A. Goplerud, Corporate Secretary

OR

Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Annual General and Special Meeting of shareholders of Ur-Energy Inc. to be held at the Hampton Inn & Suites, 7611 Shaffer Parkway, Littleton, Colorado 80127 on June 6, 2024 at 1:00 p.m., MDT, and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors

	For	Against		For	Against		For	Against
01. John W. Cash	☐	☐	02. Rob Chang	☐	☐	03. Elmer W. Dyke	☐	☐
04. Gary C. Huber	☐	☐	05. Thomas H. Parker	☐	☐	06. John Paul Pressey	☐	☐
07. Kathy E. Walker	☐	☐						

Fold

2. Appointment of Auditors

For ☐ Withhold ☐

Appointment of PricewaterhouseCoopers LLP as Auditors of the Company for the ensuing year and authorizing the Directors to fix their remuneration.

3. Say on Pay

For ☐ Against ☐

Fold

Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors.**

Signature(s)

Date

MM / DD / YY

Interim Financial Statements – Mark this box if you would like to receive Interim Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Financial Statements – Mark this box if you would NOT like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

URGQ 364840 AR2

01ZU8A